UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
MYLAN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 28, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Mylan Inc., which will be held at 9:30 a.m. (Eastern time) on Friday, April 25, 2008, at The Grand Summit Hotel, 570 Springfield Avenue, in Summit, New Jersey. Details about the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you own. Whether or not you currently plan to attend, you can ensure that your shares are represented and voted at the Annual Meeting by promptly signing, dating and returning the enclosed proxy card. A return envelope, which requires no additional postage if mailed in the United States, is enclosed for your convenience. Alternatively, you may vote over the Internet or by telephone by following the instructions set forth on the enclosed proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Coury
Vice Chairman and Chief Executive Officer

*IMPORTANT NOTICE REGARDING ADMISSION TO THE MEETING*

EACH SHAREHOLDER PLANNING TO ATTEND THE MEETING WILL BE ASKED TO PRESENT VALID PHOTO IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT.

IN ADDITION, EACH SHAREHOLDER MUST PRESENT HIS OR HER ADMISSION TICKET, WHICH IS A PORTION OF THE ENCLOSED PROXY CARD. PLEASE TEAR OFF THE TICKET AT THE PERFORATION.

IF YOU ARE A SHAREHOLDER, BUT DO NOT OWN SHARES IN YOUR OWN NAME, YOU MUST BRING PROOF OF OWNERSHIP (E.G., A CURRENT BROKER’S STATEMENT) IN ORDER TO BE ADMITTED TO THE MEETING.

ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. REGISTRATION WILL BEGIN AT 9:00 A.M., AND SEATING WILL BEGIN AT 9:30 A.M. CAMERAS OR OTHER PHOTOGRAPHIC EQUIPMENT, AUDIO OR VIDEO RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

*PLEASE JOIN US — A CONTINENTAL BREAKFAST WILL BE SERVED*

1500 Corporate Drive
Canonsburg, PA 15317

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2008 Annual Meeting of Shareholders of Mylan Inc. (the “Company”) will be held at The Grand Summit Hotel, 570 Springfield Avenue, in Summit, New Jersey on Friday, April 25, 2008, at 9:30 a.m. (Eastern time), for the following purposes:

•	to elect ten directors, each for a term of one year;

•	to approve an amendment to the Company’s 2003 Long-Term Incentive Plan, including to increase the number of shares available under the Plan by 15,000,000 shares, and to re-approve the performance goals set forth in such Plan, in accordance with applicable provisions of the Internal Revenue Code;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record of the Company’s common stock at the close of business on March 25, 2008 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. We will make available at the Annual Meeting a complete list of shareholders entitled to vote at the Annual Meeting.

By order of the Board of Directors,

Stuart A. Williams
Corporate Secretary

March 28, 2008

PLEASE PROMPTLY SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE ANNUAL MEETING WILL REVOKE ANY PROXY YOU MAY SUBMIT.

THE PROXY STATEMENT AND THE 2007 TRANSITION REPORT ARE AVAILABLE AT WWW.MYLAN.COM.

i

MYLAN INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 25, 2008

VOTING RIGHTS, PROXIES AND SOLICITATION

General

We are furnishing this Proxy Statement to shareholders of Mylan Inc., a Pennsylvania corporation (“Mylan” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at our 2008 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting is scheduled to be held on Friday, April 25, 2008, at 9:30 a.m. (Eastern time), at The Grand Summit Hotel, 570 Springfield Avenue, in Summit, New Jersey, for the purposes set forth in the accompanying Notice of Annual Meeting. We are mailing this Proxy Statement and the enclosed proxy card to shareholders on or about March 29, 2008.

Our Board of Directors has fixed the close of business on March 25, 2008 (the “Record Date”) as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the Record Date, there were 304,439,046 shares of our common stock, par value $0.50 per share (“Common Stock”), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Shareholders do not have cumulative voting rights.

Quorum

Holders of a majority of the outstanding shares of our Common Stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Proxies marked as abstaining and proxies returned by brokers as “non-votes” because they have not received voting instructions from the beneficial owners of the shares each will be treated as shares present for purposes of determining the presence of a quorum.

Voting

You may vote by proxy either by signing, dating and returning the enclosed proxy card, or over the Internet or by telephone by following the instructions set forth on the enclosed proxy card.

If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed instruction card in the enclosed postage-paid envelope or contact your broker, bank nominee or other institution to determine whether you will be able to vote over the Internet or by telephone.

If you come to the Annual Meeting to cast your vote in person and you are holding your shares in a brokerage account or through a bank or other nominee (“street name”), you will need to bring a legal proxy obtained from your broker, bank or nominee which will authorize you to vote your shares in person.

Your vote is important. We encourage you to sign and date your proxy card and return it in the enclosed postage-paid envelope, or vote over the Internet or by telephone, so that your shares may be represented and voted at the Annual Meeting.

Revoking a Proxy

You may revoke your proxy at any time before it is voted by submitting another properly executed proxy showing a later date, by filing a written notice of revocation with Mylan’s Corporate Secretary at

1500 Corporate Drive, Canonsburg, Pennsylvania 15317, by casting a new vote over the Internet or by telephone, or by voting in person at the Annual Meeting.

Votes Required

Election of Directors

You may vote either “FOR” or “WITHHOLD” with respect to each nominee for the Board. Directors are elected by plurality voting, which means that the ten director nominees who receive the highest number of votes will be elected to the Board. Votes of “WITHHOLD” and broker non-votes, if any, will have no effect on the outcome of the election of directors.

Amendment of 2003 Long-Term Incentive Plan and Ratification of Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm

The amendment of our 2003 Long-Term Incentive Plan and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 each will require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on either proposal. If the selection of Deloitte & Touche LLP is not ratified by our shareholders, the audit committee will reconsider its recommendation.

Multiple Shareholders Sharing the Same Address

In accordance with the notices we previously sent to street name shareholders who share a single address, we are sending only one 2007 Transition Report and proxy statement to that address unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate 2007 Transition Report and proxy statement, he or she may contact Mylan’s Corporate Secretary. If you are receiving multiple copies of our 2007 Transition Report and proxy statement, you can request householding by contacting Mylan’s Corporate Secretary. The contact information for the Company’s Secretary is stated on page 33 under “Communications With Directors.”

Proxy Solicitation

Mylan will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished by our Board of Directors to our shareholders. Proxies may be solicited without additional compensation by directors, officers and employees of Mylan and its subsidiaries. Copies of solicitation material will be furnished to brokerage firms, banks and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. If asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, Internet and personal solicitation by our directors, officers or other regular employees. In addition, the Company has retained Morrow & Co., Inc. to assist in soliciting proxies at a cost of approximately $7,500 plus expenses.

Change in Fiscal Year End

In October 2007, we changed our fiscal year end from March 31 to December 31. As a result, certain information in this Proxy Statement is presented for the nine-month period from April 1, 2007 to December 31, 2007, which is referred to in this Proxy Statement as the 2007 Transitional Period.

ITEM 1 — ELECTION OF DIRECTORS

Mylan’s Board of Directors currently consists of ten members. All nominees listed below have previously been elected as directors by shareholders. Our directors are elected to serve for a one-year term and until his or her successor is duly elected and qualified. Each of the ten nominees listed below has consented to act as a director of

Mylan if elected. If, however, a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Director Nominees

Information about each director nominee is set forth below, including the nominee’s principal occupation and business experience, other directorships, age and tenure on the Company’s Board.

Principal Occupation and Business Experience; Other
Name, Age and Year First Elected Director	Directorships

Milan Puskar Age 73 1976	Chairman of the Board of Mylan (since 1993); Chief Executive Officer of Mylan (1993-2002); President of Mylan (1976-2000); Vice Chairman of Mylan (1980-1993); Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc., a specialty pharmaceutical company now known as Valeant Pharmaceuticals International (1972-1975); various positions with Mylan Pharmaceuticals Inc., now a wholly-owned subsidiary of the Company, including Secretary-Treasurer and Executive Vice President (1961-1972); Director of Centra Bank, Inc. and Centra Financial Holdings, Inc.

Robert J. Coury Age 47 2002	Vice Chairman of the Board of Mylan (since March 2002) and Chief Executive Officer of Mylan (since September 2002); founder, Chief Executive Officer and principal owner of Coury Consulting, L.P., a Pittsburgh, Pennsylvania corporate advisory firm (1989-2002); Non-Executive Chairman of the Board of Matrix Laboratories Limited, a majority owned subsidiary of Mylan (“Matrix”).

Wendy Cameron Age 48 2002	Director and Co-Owner of Cam Land LLC, a harness racing business in Washington, Pennsylvania (since January 2003); Vice President, Divisional Sales & Governmental Affairs, Cameron Coca-Cola Bottling Company, Inc. (1981-1998).

Neil Dimick, C.P.A.* Age 58 2005	Retired; Executive Vice President and Chief Financial Officer of Amerisource Bergen Corporation, a wholesale distributor of pharmaceuticals (2001-2002); Senior Executive Vice President and Chief Financial Officer of Bergen Brunswig Corporation, a wholesale drug distributor (1992-2001); Director of HLTh Corporation (formerly Emdeon Corporation), WebMD Health Corp., Alliance Imaging, Inc., Thoratec Corporation and Resources Connection, Inc.

Principal Occupation and Business Experience; Other
Name, Age and Year First Elected Director	Directorships

Douglas J. Leech, C.P.A.* Age 53 2000	Chairman, President and Chief Executive Officer of Centra Bank, Inc. and Centra Financial Holdings, Inc. (since 1999); former Chief Executive Officer and President of Huntington Banks West Virginia.

Joseph C. Maroon, M.D. Age 67 2003	Professor, Heindl Scholar in Neuroscience and Vice Chairman of the Department of Neurosurgery, University of Pittsburgh Medical Center (“UPMC”) and other positions at UPMC (since 1998).

Rodney L. Piatt, C.P.A.* Age 55 2004	President and owner of Horizon Properties Group, LLC, a real estate and development company (1996-present); Chief Executive Officer and Director of Lincoln Manufacturing, Inc., a steel and coal manufacturing company (2003-present).

N. Prasad Age 46 2007	Strategic consultant to the Company (since December 2007); Head of Global Strategies, Office of the CEO, of Mylan (January 2007 to December 2007); Vice Chairman of the Board of Matrix (since January 2007); Chairman of Matrix (April 2001 to January 2007); Chief Executive Officer of Matrix (April 2003 to November 2005).

C.B. Todd Age 74 1993	Retired; President and Chief Operating Officer of Mylan (2001-2002); positions with Mylan in various capacities from 1970 until his initial retirement in 1999, including Senior Vice President (1987-1999), President, Mylan Pharmaceuticals (1991-1999), Senior Vice President, Mylan Pharmaceuticals (1987-1991) and Vice President-Quality Control, Mylan Pharmaceuticals (1978-1987).

Randall L. (Pete) Vanderveen, Ph.D., B.C.P.P., R.Ph Age 57 2002
Dean, John Stauffer Decanal Chair, School of Pharmacy, University of Southern California (since September 2005); Dean of the School of Pharmacy and Graduate School of Pharmaceutical Science and Professor of Pharmacy at Duquesne University, Pittsburgh, Pennsylvania (1998-2005); Assistant Dean and Associate Professor at Oregon State University, Portland, Oregon (1988-1998).

* This and the other C.P.A. distinctions in this Proxy Statement refer to “inactive” status.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Meetings of the Board

In the 2007 Transitional Period, our Board met 14 times. In addition to meetings of the Board, directors attended meetings of individual Board committees. In the 2007 Transitional Period, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member, except for Mr. Prasad, who lives overseas. In addition to board and committee meetings, it is the Company’s policy that directors are expected to attend the Annual Meeting. All members of the Board who were Directors at such time attended the 2007 Annual Meeting of Shareholders, other than Mr. Leech who was unable to attend due to a prior commitment out of the country.

Non-management members of the Board meet in executive sessions on a regularly scheduled basis. Neither the Chief Executive Officer nor any other member of management attends such meetings of non-management directors. Milan Puskar, the Chairman of the Board, has been chosen to preside at such executive sessions. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, see “Communications with Directors” below.

Board Committees

The principal standing committees of the Board include the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each such committee operates under a written charter, current copies of which are available on the Company’s corporate website at www.mylan.com under the heading “Corporate Governance.” Copies of the charters are also available in print to shareholders upon request, addressed to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317.

The table below provides 2007 Transitional Period membership and meeting information for our Board Committees.

Governance and
Director	Audit	Compensation	Nominating

Wendy Cameron		X	X
Robert J. Coury
Neil Dimick	X
Doug Leech	C		C
Joseph Maroon, M.D.		X
Rodney L. Piatt	X	C	X
N. Prasad
Milan Puskar
C.B. Todd
Randall L. (Pete) Vanderveen, Ph.D., B.C.P.P., R.Ph
Meetings during the 2007 Transitional Period	6	8	1

C = Chairperson
X = Member

Audit Committee and Audit Committee Financial Expert.  The Audit Committee’s responsibilities include the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; reviewing with the independent registered public accounting firm the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures. All of the members of the Audit Committee are independent directors, as required by and as defined in the audit committee independence standards of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Board has determined that each of the Committee members — Mr. Leech, Mr. Dimick and Mr. Piatt — is an “audit committee financial expert”, as that term is defined in the rules of the SEC. The Board of Directors has determined with regard to Mr. Dimick, who serves on the audit committees of more than three public companies, that such simultaneous service does not impair his ability to effectively serve on our Audit Committee.

Compensation Committee.  The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and oversees and approves the compensation program for the Company’s executive officers. The Committee plays a very active role, including the regular review of the Company’s compensation programs against industry practices, the Company’s strategic goals and emerging trends as well as to ensure strong links between executive pay and performance, as well as alignment with shareholder interests. The Committee also administers the Company’s equity compensation and benefit plans. All of the members of the Compensation Committee are independent directors as defined in the NYSE rules.

Governance and Nominating Committee.  The Governance and Nominating Committee (the “G&N Committee”) is responsible for the nomination of candidates for the Board and the oversight of all aspects of the Company’s corporate governance initiatives. All of the members of the G&N Committee are independent directors as defined in the NYSE rules.

Consideration of Director Nominees

For purposes of identifying individuals qualified to become members of the Board, the G&N Committee has adopted the following criteria with regard to traits, abilities and experience that the Board looks for in determining candidates for election to the Board:

•	Directors should be of the highest ethical character and share the values of the Company.

•	Directors should have personal and/or professional reputations that are consistent with the image and reputation of the Company.

•	Each Director should have relevant expertise and experience and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	Each Director should have the ability to exercise sound business judgment.

In addition, a majority of the members of the Board should be “independent,” not only as that term may be defined legally or mandated by the NYSE rules, but also without the appearance of any conflict in serving as a director. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with the Company, either directly or indirectly (other than in his or her capacity as a director).

The G&N Committee will consider director candidates properly submitted by shareholders. In considering candidates submitted by shareholders, the G&N Committee will take into consideration the needs of the Board and the qualifications of the candidate, including those traits, abilities and experience identified above. Any submission of a proposed candidate for consideration by the G&N Committee should include the name of the proposing shareholder and evidence of such person’s ownership of Mylan stock, and the name of the proposed candidate, his or her resume or a listing of his or her qualifications to be a director of the Company, and the proposed candidate’s signed consent to be named as a director if recommended by the Committee. Such information will be considered by the Chairman of the G&N Committee, who will present the information on the proposed candidate to the entire Committee.

Any shareholder recommendation of a proposed candidate must be sent to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317, not later than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

The G&N Committee identifies new potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who would be good candidates for service on the Board. The G&N Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the G&N Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the G&N Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the G&N Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the G&N Committee will request information from the candidate, review the candidate’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, G&N Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The G&N Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Director Independence

The Board has determined that Ms. Cameron, Mr. Dimick, Mr. Leech, Dr. Maroon, Mr. Piatt, Mr. Todd and Dr. Vanderveen have no material relationships with the Company and concluded that they are independent directors under the director independence standards of the NYSE. With respect to Messrs. Leech, Piatt and Todd, the Board considered their past relationships with the Company, which relationships are no longer in existence, and determined that such past relationships are not material. Messrs. Puskar, Coury and Prasad are not independent directors due to their present or past service as executives of the Company.

Code of Ethics; Corporate Governance Principles; Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Corporate Controller. The Board of Directors also has adopted Corporate Governance Principles as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees. Current copies of the Code of Ethics, the Corporate Governance Principles and the Code of Business Conduct and Ethics are posted on the Company’s website at www.mylan.com under the heading “Corporate Governance.” Copies of the Code of Ethics, the Corporate Governance Principles and the Code of Business Conduct and Ethics are also available in print to shareholders upon request, addressed to Mylan’s Corporate Secretary at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317. The Company intends to post any amendments to or waivers from the Code of Ethics on its website.

ITEM 2 — APPROVAL OF AN AMENDMENT TO
THE COMPANY’S 2003 LONG-TERM INCENTIVE PLAN

The Company’s 2003 Long-Term Incentive Plan (the “2003 Plan”) was adopted by the Board of Directors in 2003, approved by shareholders on July 25, 2003, and amended on December 2, 2004, and April 3, 2006.

Mylan initially reserved 15,000,000 shares of common stock for issuance under the 2003 Plan, which, by virtue of a stock split in October 2003, was automatically adjusted to 22,500,000 shares. Subject to shareholder approval, Mylan intends to reserve an additional 15,000,000 shares for issuance under the 2003 Plan. The 2003 Plan, as amended, would help to ensure that Mylan will have a sufficient pool of shares from which future incentive awards may be granted and permits the Company to design a variety of alternative incentive awards (as discussed below).

The Board of Directors believes that an effective equity-based compensation program is important to the future success of the Company, as it aligns the interests of the management of the Company with those of the shareholders. Also, as part of the composition of total compensation, it plays a key role attracting and retaining quality individuals. Furthermore, in light of recent expansion, the Company now has employees around the globe, making it even more important that executives worldwide have interests aligned with our shareholders. Shareholder approval is required at this time for the following two purposes: (i) to reserve an additional 15,000,000 shares of Mylan common stock for issuance under the 2003 Plan; and (ii) in order to ensure the deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to re-approve the permissive performance goals applicable to performance-based awards and the limit on the number of shares and dollar value of awards granted to a single participant in any plan year. The Plan has also been amended to comply with Section 409A of the Internal Revenue Code (“Section 409A”). Section 409A was adopted in 2004, and all Mylan documents must be amended to comply with the new rules prior to January 1, 2009. The amendments to the Plan to comply with Section 409A are technical in nature. The Board has unanimously approved the amendments to the 2003 Plan, and has recommended that the shareholders of Mylan re-approve the 2003 Plan, as so amended.

The following is a summary of the 2003 Plan, as amended. This summary is qualified in its entirety by reference to the complete text of the amended 2003 Plan, which is attached as Appendix A.

Purpose.  The Board of Directors believes that the grant of stock-based and cash-based incentive awards to key employees, consultants, independent contractors, and non-employee directors of Mylan is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Mylan and in establishing a direct link between the financial interests of these individuals and Mylan shareholders.

Duration of the 2003 Plan.  The 2003 Plan became effective in 2003 upon approval by the Board and shareholders, and will remain effective until terminated by the Board of Directors. No incentive stock options may be granted under the 2003 Plan after the tenth anniversary of the effective date, and certain provisions of the 2003 Plan relating to performance-based awards under Section 162(m) of the Internal Revenue Code are set to expire on the fifth anniversary of the effective date of the 2003 Plan unless the plan is re-approved by shareholders at this time.

Amendment of the 2003 Plan.  The Board of Directors may amend the 2003 Plan at any time, but no amendment may, without the participant’s consent, materially adversely affect the right of such participant under a previously granted award. In addition, no amendment may, without approval by the shareholders of Mylan (i) increase the total number of shares of common stock which may be issued under the 2003 Plan; (ii) increase the total number of shares which may be covered by awards to any one participant; or (iii) amend the provision in the 2003 Plan prohibiting the reduction of the exercise price of a stock option without shareholder approval.

Shares to be Issued.  As stated above, Mylan initially reserved 15,000,000 shares, which, was automatically adjusted to 22,500,000 shares as a result of a stock split in 2003. As of March 2008, there were approximately 6,136,000 shares remaining available for grant. Subject to shareholder approval, and in light of the Company’s recent significant growth, the amendments to the Plan has increase the shares reserved for issuance by an additional 15,000,000 shares, principally to afford the Company the ability to provide grants to its employees, the number of which has grown significantly with the Company’s acquisition of the generic pharmaceutical business of Merck KGaA. Shares subject to expired or forfeited awards once again become available for grant under the 2003 Plan. If shares of common stock are tendered or withheld to pay the exercise price or withholding taxes due upon an option exercise, only the net number of shares issued will count against the number of shares available for issuance under the 2003 Plan. The shares of common stock to be issued or delivered under the 2003 Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by Mylan. In the amended 2003 Plan, no more than 5,000,000 shares may be issued as restricted shares, restricted units, performance shares and other stock-based awards.

On March 25, 2008, the closing price of the common stock on the New York Stock Exchange was $11.58 per share.

Administration.  The 2003 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee (i) determines the employees, consultants, independent contractors, and non-employee directors who will be eligible for and granted awards; (ii) determines the amount and type of awards; (iii) establishes rules and guidelines relating to the 2003 Plan; (iv) establishes, modifies, and determines terms and conditions of awards; and (v) takes such other action as may be necessary for the proper administration of the 2003 Plan. Members of the Committee are entitled to be indemnified by Mylan with respect to claims relating to their actions in the administration of the 2003 Plan except in the case of willful misconduct.

Participants.  Any employee, consultant, independent contractor or non-employee director of Mylan or its subsidiaries may be selected by the Committee to receive an award under the 2003 Plan. Presently, there are approximately 12,000 individuals who may be eligible to participate in the 2003 Plan. In applying these limitations, if it is the Committee’s intention that an award will be earned over a period of more than one calendar year, then the amount subject to the award will be allocated to the first calendar year in which such amount may be earned (determined without regard to possible vesting acceleration as a result of a change in control or Committee action). No participant is eligible to receive an award during any one calendar year in respect of more than 800,000 shares (whether through grants of options, stock appreciation rights, restricted shares, restricted units, performance shares, or other stock-based awards).

Certain Adjustments.  The share limitations under the 2003 Plan, as well as the terms of outstanding awards, are subject to adjustment in accordance with the anti-dilution provisions of the 2003 Plan in connection with any certain changes in the capitalization of Mylan. The 2003 Plan also contains provisions regarding the treatment of outstanding awards in connection with mergers and similar transactions involving Mylan.

Stock Options.  The Committee may grant to a participant incentive stock options that qualify under Section 422 of the Internal Revenue Code, options which do not qualify as incentive stock options (“non-qualified stock options”), or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Options generally will have a term of ten years, except that the option may expire earlier upon a participant’s termination of services (which include the participant’s death, permanent disability, retirement, reduction in force, or other termination) as set forth in the 2003 Plan and in the participant’s option agreement.

The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. Payment for shares of common stock on the exercise of stock options may be made in cash, by the delivery (actually or by attestation) of shares of common stock held by the participant for at least six months prior to the date of exercise (unless the Committee determines that such holding period is not necessary), or a combination of cash and shares of common stock. In the discretion of the Committee, payment may be made in accordance with a “cashless” exercise through a brokerage firm.

Stock Appreciation Rights.  Stock appreciation rights may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. A stock appreciation right entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation rights, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is determined by the Committee, but in the case of stock appreciation rights granted in tandem with stock options, the exercise price may not be less than the exercise price of the related stock option. Upon exercise of a stock appreciation right, payment will be made in cash or shares of common stock, or a combination thereof, as determined in the discretion of the Committee.

Restricted Shares and Restricted Units.  The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). The restricted shares are subject to forfeiture and are non-transferable until the participant meets certain conditions such as continued employment over a specified forfeiture period and/or attains specified performance targets over the forfeiture period.

The Committee, in its sole discretion, may waive all restrictions with respect to a restricted share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

The Committee may also grant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives (“restricted units”). The Committee has the sole discretion to waive the forfeiture period and any other conditions with respect to restricted units under appropriate circumstances (including the death, permanent disability or retirement of the participant or a material change in circumstances).

Any performance targets applicable to restricted shares or restricted units will be determined by the Committee. However, awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the following metrics: revenue, economic value added (EVA), operating income, return on shareholders’ equity, return on sales, stock price, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, value of assets, market share, market penetration goals, personnel performance goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios (the “Performance Goals”). Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Committee will have the authority to make equitable adjustments to Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Performance Awards.  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from Mylan, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Award periods and performance targets will be determined by the Committee. Awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the Performance Goals listed above.

With respect to restricted shares, restricted unit awards, and performance awards intended to qualify for the “performance-based” exception contained in Section 162(m) of the Internal Revenue Code, in the 2003 Plan as amended, no more than 250,000 shares (subject to adjustment) may be granted to a single participant for any performance period.

Other Stock-Based Awards.  The Committee may make other awards of stock purchase rights or cash awards, common stock awards or other types of awards that are valued in whole or in part by reference to the value of the common stock. The Committee will determine the terms and conditions that apply to these awards.

Short-Term Cash Awards.  The Committee may make performance-based annual cash incentive awards to employees using whatever performance criteria the Committee deems appropriate. However, with respect to those employees whom the Committee determines to be subject to Section 162(m) of the Internal Revenue Code, annual cash incentive awards that are intended to qualify as “performance-based” compensation exempt from the Section 162(m) limitation on deductibility will be based only on attainment of specified levels of the Performance Goals. In administering the incentive program and determining short-term incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by the executive’s attainment under the applicable payment schedule. The Committee will have the flexibility, however, to reduce this amount. The maximum value of short-term cash incentive awards for covered employees (as defined in Section 162(m) of the Internal Revenue Code) shall not exceed $5 million for any fiscal year.

Change in Control.  Unless otherwise provided by the Committee in an applicable award agreement, in the event of a change in control (as defined in the 2003 Plan), the following shall occur: (i) all options and stock appreciation rights outstanding on the date of the change in control will become immediately and fully exercisable; (ii) all restrictions applicable to restricted shares and restricted unit awards will terminate fully and the participant will immediately have the right to the delivery of share certificates; (iii) all performance awards for all award periods will immediately become fully payable (at the maximum level) to all participants and will be paid to participants within thirty days after the change in control; and (iv) all other stock-based awards will immediately become fully vested and payable to all participants and will be paid to participants within thirty days after the change in control.

Federal Income Tax Consequences.  The following is a summary of the principal federal income tax consequences of 2003 Plan benefits under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The discussion of Mylan tax deductions assumes that all awards are structured to comply with the “performance-based” compensation exception, or are otherwise deductible, under Section 162(m) of the Internal Revenue Code.

Stock Options.  No tax is incurred by the participant, and no amount is deductible by Mylan, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the common stock will constitute ordinary income to the participant. Mylan will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

In the case of incentive stock options, although no income is recognized upon exercise by the participant and Mylan is not entitled to a deduction, the excess of the fair market value of the common stock on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, Mylan will be entitled to a deduction in the same amount.

Stock Appreciation Rights.  The participant will not recognize any income at the time of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash and the value of any common stock received will constitute ordinary income to the participant. Mylan will be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Shares.  A participant normally will not recognize taxable income upon an award of restricted shares, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock as to which the restrictions have lapsed, and Mylan will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Mylan will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a short-term or long-term capital gain or loss, depending on how long the shares are held by the participant.

Restricted Units.  A participant normally will not recognize taxable income upon an award of restricted units, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and Mylan will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Short-Term Cash Awards.  Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. Mylan will then be entitled to a deduction in the same amount.

Plan Benefits.  The specific long-term equity awards and annual cash bonus opportunities granted in March 2008 under the 2003 Plan for year ending December 31, 2008 are set forth in the table below. Future awards under the 2003 Plan are not determinable at this time.

NEW PLAN BENEFITS IN 2008

	2003 Long-Term Incentive Plan
	Target Value of	Maximum Value of
	2008 Annual Cash	2008 Annual Cash	Number of
	Bonus Award	Bonus Award	Restricted		Number of
Name and Position	Opportunity* ($)	Opportunity* ($)	Stock Units		Options

Robert J. Coury	$1,875,000	$3,750,000	345,063	(1)	631,380
Vice Chairman and Chief Executive Officer
Edward J. Borkowski	$500,000	$1,000,000	109,432	(2)	197,306
Executive Vice President and Chief Financial Officer
Heather Bresch	$500,000	$1,000,000	109,432	(2)	197,306
Executive Vice President and Chief Operating Officer
Rajiv Malik	$500,000	$1,000,000	109,432	(2)	197,306
Executive Vice President and Head of Global Technical Operations
N. Prasad	N/A	N/A	N/A		N/A
Former Head of Global Strategies
Executive Group	N/A	N/A	709,633		1,289,067
Non-Executive Director Group	N/A	N/A	N/A		N/A
Non-Executive Officer Employee Group	N/A	N/A	832,201		1,882,369

*	An executive’s actual 2008 annual cash bonus will depend on the level of achievement of pre-determined performance criteria and will be disclosed in Mylan’s 2009 annual proxy statement. Depending upon the extent to which performance criteria are achieved, bonuses would range from 50% of target (at threshold performance) to 200% (or 250% for Mr. Coury) (at maximum performance), and no bonuses would be paid if threshold performance is not met.

(1)	Consists of 187,835 performance-based restricted stock units (RSUs) that cliff-vest in three years if performance goals are met, and 157,228 time-based RSUs.

(2)	Consists of 58,699 performance-based RSUs that cliff-vest in three years if performance goals are met, and 50,733 time-based RSUs.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2003 PLAN AS AMENDED AND RECOMMENDS THAT MYLAN’S SHAREHOLDERS VOTE “FOR” ADOPTION OF THE AMENDED 2003 PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL. A COPY OF THE 2003 LONG-TERM INCENTIVE PLAN IN THE FORM PROPOSED TO BE CONSIDERED BY THE SHAREHOLDERS IS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

ITEM 3 — RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2008, and has directed that management submit the selection of Deloitte & Touche LLP as our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from our shareholders and will be given an opportunity to make a statement if he or she desires to do so.

Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to shareholders for ratification as a matter of good corporate governance. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of Mylan and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE SELECTION OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Independent Registered Public Accounting Firm’s Fees

Deloitte & Touche LLP served as Mylan’s independent registered public accounting firm during the Transitional Period and during the year ended March 31, 2007 (which we refer to as “fiscal 2007”), and no relationship exists other than the usual relationship between independent registered public accounting firm and client. Details about the nature of the services provided by, and the fees the Company paid to, Deloitte & Touche LLP for such services during the 2007 Transitional Period and fiscal 2007 are set forth below.

	2007
	Transitional	Fiscal
	Period	2007

Audit Fees(1)	$4,141,437	$1,811,000
Audit-Related Fees(2)	$2,504,739	$1,665,115
Tax Fees(3)	$61,623	$2,795
All Other Fees	—	—
Total Fees	$6,707,799	$3,478,910

(1)	Represents fees for professional services provided for the audit of the Company’s annual consolidated financial statements, the attestation of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly consolidated financial statements, audit services provided in connection with other statutory or regulatory filings, and consultation on accounting and disclosure matters.

(2)	Represents fees for assurance services related to the audit of the Company’s consolidated financial statements, including the audit of the Company’s 401(k) plans, SEC filings, comfort letters, due diligence and other services related to planned or consummated acquisitions.

(3)	Tax fees related primarily to tax return preparation and tax compliance support services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit, audit-related, tax and other services that the independent registered public accounting firm may perform for the Company. Under the policy, the Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax and other services not covered by certain services that are pre-approved annually by the Audit Committee. The policy also prohibits the engagement of the independent registered public accounting firm for non-audit related financial information systems design and implementation, for certain other services considered to have an impact on independence and for all services prohibited by the Sarbanes-Oxley Act of 2002. All services performed by Deloitte & Touche LLP during the 2007 Transitional Period and fiscal 2007 were pre-approved by the Audit Committee in accordance with its policy.

NON-EMPLOYEE DIRECTOR COMPENSATION
FOR THE 2007 TRANSITIONAL PERIOD

The following table sets forth information concerning the compensation earned by the non-employee directors for the 2007 Transitional Period. Directors who are also employees of the Company do not receive any consideration for their service on the Board. A discussion of the elements of non-employee director compensation follows the table.

	Fees Earned or	Option
Name	Paid in Cash ($)	Awards ($)(1)	Total ($)

Wendy Cameron	$62,500	$38,520	$101,020
Neil Dimick	$66,250	$38,520	$104,770
Doug Leech	$66,750	$38,520	$105,270
Joseph Maroon, M.D.	$61,500	$38,520	$100,020
Rodney L. Piatt	$70,000	$38,520	$108,520
Milan Puskar	$187,500	$38,520	$226,020
C.B. Todd	$61,750	$38,520	$100,270
Pete Vanderveen	$58,000	$38,520	$96,520

(1)	Represents the total expense recorded in the 2007 Transitional Period in accordance with FAS 123R for the stock option awards granted in the 2007 Transitional Period. Each such option award was fully vested at the time of grant; accordingly, such figure also represents the grant date fair value of the award. For information regarding assumptions used in determining such amount, please refer to Note 13 to the Company’s Consolidated Financial Statements contained in its Report on Form 10-K/A filed with the SEC on March 7, 2008. The aggregate shares subject to stock options held by the non-employee directors as of December 31, 2007, are as follows: Ms. Cameron, 146,875; Mr. Dimick, 30,000; Mr. Leech, 169,375; Dr. Maroon, 85,000; Mr. Piatt, 40,000; Mr. Puskar, 40,000; Mr. Todd (including options held by his wife), 362,202; and Mr. Vanderveen, 146,875.

The numbers in the chart above reflect the pro-rata portion paid for the 2007 Transition Period of the annual amounts described below. Non-employee directors receive $50,000 per year in cash compensation for their service on the Board. In addition, Mr. Puskar receives an additional $200,000 per year for his service as Chairman. Non-employee directors are also reimbursed for actual expenses relating to meeting attendance.

In addition:

•	Non-employee directors (other than Mr. Puskar) receive fees for each Board meeting they attend (other than any Board meeting held primarily to consider board compensation matters). The fee is $1,500 for each meeting attended in person and $1,000 for each meeting attended by phone.

•	Non-employee directors receive fees for each Board Committee meeting they attend (other than (i) Committee meetings held in conjunction with Board meetings; (ii) any Committee meetings held primarily to consider board compensation matters; and (iii) meetings of the Executive Committee). The fee is $750 for each meeting attended in person and $500 for each meeting attended by phone.

•	The Chairperson of the Audit Committee receives an additional fee of $10,000 per year.

•	The Chairpersons of the Compensation Committee, the Finance Committee, the Governance and Nominating Committee, and the Compliance Committee each receive an additional fee of $5,000 per year.

Non-employee directors, at the discretion of the full Board, are eligible to receive stock options or other awards under the 2003 Plan. In connection with the Board’s annual meeting following the Annual Meeting of Shareholders in July 2007, each non-employee director was awarded an immediately exercisable option to purchase 10,000 shares of common stock, at an exercise price of $15.80 per share, the closing price per share of the Company’s common stock on the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 18, 2008 by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company who were serving at the end of the 2007 Transitional Period (collectively, the “Named Executive Officers”), as well as by our directors and nominees, and by all directors, nominees and executive officers of the Company as a group (based on 304,439,046 shares of Common Stock outstanding as of such date). For purposes of this table, and in accordance with the rules of the SEC, shares are considered “beneficially owned” if the person, directly or indirectly, has sole or shared voting or investment power over such shares. A person is also considered to beneficially own shares that he or she has the right to acquire such shares within 60 days of March 18, 2008. To the Company’s knowledge, the persons in the following table have sole voting and investment power, either directly or through one or more entities controlled by such person, with respect to all shares of the shares shown as beneficially owned by them, unless otherwise indicated in the footnotes below.

	Number of Shares		Options
	of Common Stock		Exercisable		Percent
Name of Beneficial Owner	Beneficially Owned		within 60 Days		of Class

Edward J. Borkowski, C.P.A.	64,265	(1)	282,767		*
Heather Bresch	20,846	(2)	76,000		*
Wendy Cameron	18,700		146,875		*
Robert J. Coury	417,152	(3)	1,477,342		*
Neil Dimick	4,700		30,000		*
Douglas J. Leech, C.P.A.	5,062		169,375	(4)	*
Rajiv Malik	23,525	(5)	30,000		*
Joseph C. Maroon, M.D.	6,000		85,000		*
Rodney L. Piatt, C.P.A.	24,400		40,000		*
N. Prasad	1,199,039	(6)	—		*
Milan Puskar	4,527,602		40,000		1.5%
C.B. Todd	611,863	(7)	362,202	(8)	*
Randall L. (Pete) Vanderveen, Ph.D., B.C.P.P., R.Ph.	—		146,875		*
All directors, nominees and executive officers as a group (15 persons)	7,036,741	(9)	2,991,620		3.3%

*	Less than 1%

(1)	Includes (i) 19,600 shares of restricted stock granted under the 2003 Plan, and (ii) 2,342 shares held in Mr. Borkowski’s 401(k) account.

(2)	Includes (i) 3,694 shares of restricted stock granted under the 2003 Plan, and (ii) 1,151 shares held in Ms. Bresch’s 401(k) account.

(3)	Includes (i) 85,700 shares of restricted stock and 21,487 restricted stock units (which vest on March 31, 2008) granted under the 2003 Plan, and (ii) 4,932 shares held in Mr. Coury’s 401(k) account.

(4)	Mr. Leech disclaims beneficial ownership of 59,062 of these options, the economic interest of which he has transferred pursuant to a trust agreement.

(5)	Includes (i) 10,000 shares of restricted stock granted under the 2003 Plan.

(6)	Consists of shares held by Globex Holdings Pte. Ltd., an affiliate of Mr. Prasad.

(7)	Includes (i) 363,749 shares held by a limited partnership of which Mr. Todd holds a 99% limited partnership interest, as well as a 25% ownership interest in the limited liability company which serves as the 1% general partner of the limited partnership, and (ii) 1,686 shares held by Mr. Todd’s wife.

(8)	Includes options with respect to 29,702 shares held by Mr. Todd’s wife.

(9)	See notes (1) through (8). Includes (i) 133,694 shares of restricted stock granted under the 2003 Plan, (ii) 21,487 restricted stock units granted under the 2003 Plan, and (iii) 8,805 shares held in the executive officers’ 401(k) accounts.

Security Ownership of Certain Beneficial Owners

The following table lists the names and addresses of the shareholders known to management to own beneficially more than five percent of our Common Stock as of December 31, 2007:

	Number of Shares
	of Common Stock	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Lord, Abbett & Co. LLC(1)	25,591,223	8.46%
90 Hudson Street Jersey City, NJ 07302
D.E. Shaw & Co., L.P. and certain affiliates(2)	25,349,563	8.20%
120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036

(1)	As reported in Form 13G/A filed by Lord, Abbett & Co. LLC with the SEC on February 14, 2008. Lord, Abbett & Co. LLC has sole dispositive power over 25,560,823 shares, sole voting power over 24,381,506 shares and shared voting power over 0 shares.

(2)	As reported in Form 13G/A filed by D.E. Shaw & Co., L.P. and certain affiliates with the SEC on January 11, 2008. D.E. Shaw Valence Portfolios, L.L.C. has shared voting and dispositive power over 22,518,216 shares (which includes preferred stock that is convertible into 4,830,210 shares) and sole dispositive and voting power over 0 shares; D.E. Shaw & Co., L.L.C. has shared voting and dispositive power over 2,831,347 shares (which includes preferred stock that is convertible into 1,463,700 shares) and sole dispositive and voting power over 0 shares; each of D.E. Shaw & Co., L.P. and David E. Shaw has shared voting and dispositive power over 25,349,563 shares (which includes preferred stock that is convertible into 6,293,910 shares) and sole dispositive and voting power over 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC within specified due dates reports of ownership and reports of changes of ownership of our Common Stock and our other equity securities. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on reports and written representations furnished to us by these persons, we believe that all of our directors and executive officers complied with these filing requirements during the 2007 Transitional Period, except that one Form 4 to reflect Dr. Maroon’s acquisition of 9,800 shares in August 2007 was filed three weeks beyond its due date and one Form 4 to report the withholding of shares to cover taxes upon vesting of Mr. Coury’s restricted stock on March 31, 2007 was filed two days beyond its due date.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers as of March 25, 2008, are as follows:

Robert J. Coury	47	Vice Chairman and Chief Executive Officer
Edward J. Borkowski, C.P.A.	48	Executive Vice President and Chief Financial Officer
Heather Bresch	38	Executive Vice President and Chief Operating Officer
Rajiv Malik	47	Executive Vice President and Head of Global Technical Operations
Daniel C. Rizzo, Jr., C.P.A.	45	Senior Vice President and Corporate Controller
Stuart A. Williams, Esq.	54	Corporate Secretary and Special Counsel, Office of the CEO

See “Item 1 — Election of Directors — Director Nominees” for a description of the recent business experience of Mr. Coury.

Mr. Borkowski has served as Mylan’s Chief Financial Officer since March 2002 and as Executive Vice President since October 2007. Prior to joining Mylan, beginning in 1999, he was employed by the Consumer Healthcare Group of Pharmacia Corporation, a pharmaceutical company that merged with Pfizer in 2003, where he served as Assistant Vice President, North American Finance and Administration and later as Vice President, Global Finance and Information Technology. He served in various finance positions for Wyeth, a company specializing in pharmaceuticals, consumer health care products, and animal health care products (then known as American Home Products Corporation), from 1992 to 1999.

Ms. Bresch has served as Mylan’s Executive Vice President and Chief Operating Officer since October 2007, before which she was Head of North American Operations since January 2007. She previously served as Senior Vice President, Strategic Corporate Development, beginning in February 2006. Ms. Bresch joined Mylan in 1992, and has held a number of management positions, including Vice President, Strategic Corporate Development from May 2005 to February 2006, Vice President of Public and Government Relations from February 2004 to April 2005, Director of Government Relations from March 2002 to February 2004, and Director of Business Development from January 2001 to March 2002.

Mr. Malik has served as Mylan’s Head of Global Technical Operations since January 2007, as Executive Vice President since October 2007, and as the Chief Executive Officer of Matrix since July 2005. Prior to joining Matrix, he served as Head of Global Development and Registrations for Sandoz GmbH from September 2003 to July 2005. Prior to joining Sandoz, Mr. Malik was Head of Global Regulatory Affairs and Head of Pharma Research for Ranbaxy from October 1999 to September 2003.

Mr. Rizzo has served as the Company’s Corporate Controller since June 2006 and as Senior Vice President since October 2007. He joined the Company as Vice President and Corporate Controller in June 2006, prior to which he served as Vice President and General Controller of Hexion Specialty Chemicals, Inc. from October 2005 to May 2006, before which he served as Vice President and Corporate Controller at Gardner Denver, Inc. since 1998.

Mr. Williams has served as Special Counsel in the Office of the CEO since October 2007 and as Mylan’s Corporate Secretary since April 2006. Previously, he served as the Company’s Chief Legal Officer since March 2002. From 1999 to March 2002, he was a member of the law firm of DKW Law Group, PC, formerly known as Doepkin Keevican & Weiss, Pittsburgh, Pennsylvania. Prior to his affiliation with DKW Law Group, he was a partner with the law firm of Eckert Seamans Cherin & Mellott.

Officers of Mylan who are appointed by the Board of Directors can be removed by the Board of Directors, and officers appointed by the Vice Chairman and Chief Executive Officer can be removed by him.

EXECUTIVE COMPENSATION FOR THE 2007 TRANSITIONAL PERIOD
Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains the material elements of the compensation of the Named Executive Officers, and describes the objectives and principles underlying the Company’s executive compensation programs.

Objectives and Principles of Our Executive Compensation Program

The principal objectives of the Company’s executive compensation program are:

•	To seek to align the interests of executive officers with the interests of the Company’s shareholders, with a strong emphasis on pay-for-performance compensation;

•	To provide compensation to executive officers at levels that will enable the Company to attract and retain individuals of the highest caliber; and

•	To compensate executive officers in a manner designed to recognize individual and Company performance.

The Company strives to meet these objectives by implementing the principles listed below:

•	Significant portions of compensation should be tied to the Company’s performance and therefore at risk. Significant portions of executive compensation are tied to both the achievement of the Company’s key operational and financial performance goals and the value of the Company’s stock, thereby aligning executive compensation with both the success of the Company’s business strategy and objectives as well as our shareholders’ interests. For example, we have both short-term and long-term incentives (cash bonuses and restricted stock, respectively) which are tied to the achievement of key operational and financial metrics that drive the Company’s business strategy. These measurements are described below under “Our Executive Compensation Program.” Furthermore, time-based equity awards under the Company’s 2003 Long-Term Incentive Plan (the “2003 Plan”), such as stock options and restricted stock units (RSUs), are an important component the executives’ total compensation, in order to further ensure alignment with the interests of our shareholders. Our executives’ fixed compensation (which primarily include base salaries, benefits and perquisites), as well as executives’ short-term and long-term performance-based compensation at target levels of performance, are generally designed to fall at approximately the 50th percentile of compensation paid by companies in our peer group. Our executives’ short-term and long-term performance-based compensation are each expressed as a percentage of their salaries. With the exception of Mr. Prasad, who was not among the executive officers in the performance-based short term incentive program during the 2007 Transitional Period, approximately 70% to 80% of each of our Named Executive Officers’ total compensation for that period consisted of compensation that was at risk.

•	Executive officers should have a financial stake in the success of the Company. In addition to believing that compensation should be tied to the Company’s performance and be at risk, our Compensation Committee has adopted guidelines that require certain of the Company’s top executive officers to maintain specified stock ownership percentages. The stock ownership requirements are expressed as a percentage of base salary which, for Mr. Coury, is 500% of base salary and, for Mr. Borkowski, is 300% of base salary. The stock ownership guidelines must be attained by 2011. In addition, Ms. Bresch and Mr. Malik are also subject to stock ownership guidelines, in each case at 300% of base salary, with attainment of the goals to be reached by 2013. In addition to the Named Executive Officers, certain other officers are subject to guidelines (several at 200% of base salary and others at 100% of base salary) which need to be attained by 2013. Shares actually owned by the executive (including restricted shares and shares held in the Company’s 401(k) and Profit Sharing Plan) as well as restricted stock units count toward compliance with these guidelines. We believe this requirement effectively creates for each officer an ongoing personal financial stake in the success of the Company, further aligns the interests of the Company’s officers and our shareholders and motivates officers to maximize shareholder value.

•	Executive compensation should be competitive with companies within our peer group and also recognize individual performance. In order to attract and retain experienced executive officers, our total compensation packages need to be in line with what would be offered by companies within our peer group. To that end, we have retained Hewitt Associates, a nationally recognized independent compensation consulting firm, which provides us with peer comparables and other information, as well as views and advice on compensation-related matters. We also analyze overall compensation very carefully to ensure we are recognizing subjective factors such as responsibilities, position and individual performance including but not limited to such qualities as leadership, strategic vision and execution of corporate initiatives. We are also cognizant that as we continue to pursue our strategic initiatives and growth strategies, the companies constituting our peer group will change, and we have therefore reviewed and adjusted our total executive compensation packages accordingly and will continue to review them in the future. Our Compensation Committee has direct access to Hewitt regarding any issues that arise within the Compensation Committee’s authority, and while the Compensation Committee also seeks and receives input from management on executive compensation issues (for example, on the criteria and specific target levels for awards under our short-term and long-term performance-based incentive plans), decisions on these matters are made solely by our Compensation Committee.

Our Executive Compensation Program

The primary elements of the Company’s executive compensation program are described below. We believe that these elements of compensation collectively support the objectives of the Company’s executive compensation program and encourage both the short-term and long-term success of the Company.

In connection with the development of our compensation program for our Named Executive Officers, our compensation consultant developed a list of peer companies. For the 2007 Transitional Period, this peer group consisted of the following 15 companies, including companies in both the generic and branded sectors: Allergan, Inc.; C.R. Bard, Inc.; Barr Pharmaceuticals, Inc.; Becton, Dickinson and Company; Biogen Idec, Inc.; Bristol-Myers Squibb Co.; Celgene Corporation; Forest Laboratories, Inc.; Gilead Sciences, Inc.; Eli Lilly and Company; Schering-Plough Corporation; Sepracor, Inc.; Warner Chilcott Limited; Watson Pharmaceuticals, Inc.; and Wyeth. Among other matters, we utilize these companies to assess competitive market data. Changes were made to the peer group this year to reflect Mylan’s growth in revenue size over the past few years and to reflect the more global nature of the business. Additional peer companies were added that better represent the complexity associated with being a global business.

•	Base salary. Base salaries are paid in accordance with the Executive Employment Agreements approved by our Compensation Committee. A variety of factors determine base salary, including but not limited to marketplace practices, as modified by experience, tenure, internal equity considerations, individual performance of each executive and Company performance. The base salary earned by each of our Named Executive Officers for the 2007 Transitional Period is set forth in the Summary Compensation Table below. In the 2007 Transitional Period, the Company provided certain of the Named Executive Officers with base salary increases. In each case for taking on significant additional responsibilities and in order to be more in line with salary levels at the peer group companies, Mr. Borkowski’s, Ms. Bresch’s and Mr. Malik’s salaries were increased in October 2007 to $500,000, from $475,000, $350,000 and $450,000, respectively.

•	Short-term incentive compensation. The Company’s short-term incentive compensation consists of performance-based annual cash bonus awards that are intended to balance the interests of executives and investors by providing incentives based on a set of operational and financial measures critical to the success of the Company’s business strategy. These awards are made pursuant to the 2003 Plan and are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The short-term incentive bonus program for the 2007 Transitional Period included three annual performance criteria approved by our Compensation Committee: adjusted earnings per share, regulatory submissions and new product launches. These performance criteria were weighted such that 50% of the short-term incentive bonus was based on adjusted earnings per share, while regulatory submissions and product launches each comprised 25% of the total. The target level of the 2007 Transitional Period adjusted earnings per share, and the target number of new product launches and regulatory submissions were $0.77, 11 and 31, respectively. These were based on our Compensation Committee’s best estimate of what was likely to occur during the fiscal year ended March 31, 2008, but later adjusted for the nine-month period ended December 31, 2007, after the Company determined to change its fiscal year end. At target levels of performance, bonuses equal 100% of base salary, again, in this instance pro rated for the nine-month period. Depending upon the extent to which performance criteria are achieved, bonuses can range from 50% of target (at threshold performance) to 200% of target (at maximum performance). No bonuses are paid if threshold performance is not met. For a description of the various levels of potential payouts to each of the Named Executive Officers, see the table below entitled “Grant of Plan-Based Awards For the 2007 Transitional Period.”

For the 2007 Transitional Period, actual adjusted earnings per share, regulatory submissions and new product launches were $1.05, 14 and 36, respectively, in each case exceeded the target levels put in place by the Compensation Committee. This resulted in overall performance at 183% of the target level of performance under the Bonus Program. Thus, each of our Named Executive Officers (other than Mr. Prasad, who did not participate in the plan) earned incentive awards equal to approximately 183% of their base salaries, pro-rated for the nine-month period. The dollar amounts of short-term incentives earned by the Named Executive Officers for the 2007 Transitional Period are set forth below in the Summary Compensation Table.

Consistent with the philosophy and methodology used in the 2007 Transitional Period, for 2008 we currently intend to use adjusted earnings per share and regulatory submissions, weighted at 50% and 25% again, respectively, but will be adding a new criterion in light of our recent acquisitions: attainment of synergies. This item, which will be weighted 25% toward the total, was selected due to its importance in achieving our business and financial objectives. We believe the attainment of these three metrics should serve to enhance and contribute to shareholder value.

•	Long-term incentive compensation. We believe that long-term incentives should be directly related to common stock performance, as well as other operational and financial measures. Under the 2003 Plan, the Company may grant various types of awards, including nonqualified and incentive stock options, restricted stock, stock grants, performance shares, performance units, and stock appreciation rights, to the Named Executive Officers, as well as to other eligible employees.

The long-term equity grants awarded to the Named Executive Officers in the 2007 Transitional Period included (i) stock options with an exercise price equal to the closing price of the Company’s common stock on the date of grant that vest ratably over a period of four years, provided that the executive remains continually employed by the Company, and (ii) in the case of Messrs. Coury, Borkowski and Malik and Ms. Bresch, awards of restricted stock units that generally vest at the end of a three-year period provided that the executive remains continually employed by the Company. Each of Messrs. Coury, Borkowski and Malik and Ms. Bresch were awarded special recognition RSUs in July 2007, which vest in three equal annual installments, to recognize their extraordinary efforts including but not limited to their work on consummating the Matrix transaction and the additional responsibilities they had undertaken in light of the Company’s global expansion.

Equity grants made to our Named Executive Officers in the 2007 Transitional Period are set forth and described in the table below entitled “Grants of Plan-Based Awards for the 2007 Transitional Period.”

The current expectation of our Compensation Committee is to make annual equity grants, most likely in the first quarter of a fiscal year, with appropriate exceptions for new hires and promotions. The 2008 annual equity grant was made on March 18, 2008. The Named Executive Officers (other than Mr. Prasad, who transitioned to a consulting role) received a grant of options and restricted stock units (RSUs) that each time-vest over three years, beginning on the first anniversary of the date of grant. Details of these awards are set forth in this Proxy Statement under the table entitled “Equity Grants in 2008”. Currently, there is no exact date for the making of these grants each year, but our Compensation Committee intends to review its equity grant policy from time to time to ensure that it is in line with corporate best practices. We believe these annual grants serve as a retention incentive as well as another manner in which to align executives’ interests with those of our shareholders.

In addition, at the same time as the annual grants, our Named Executive Officers (other than Mr. Prasad) received a special grant of RSUs, one-third of which vested immediately, with the remainder vesting in two equal annual installments starting on the first anniversary. These grants were principally intended to reward individuals for their extraordinary efforts in consummating and financing the Merck Generics acquisition and related integration efforts.

Also in March 2008, the Named Executive Officers (other than Mr. Prasad) were also granted long-term performance-based incentives in the form of RSUs that cliff-vest after a three-year period, assuming specified performance criteria are met. Consistent with the short-term cash performance-based incentives for 2008 described above, we currently anticipate that adjusted earnings per share, regulatory submissions and attainment of synergies would constitute the performance metrics, but in the case of these long-term awards such metrics would be weighted one-third each.

•	Perquisites. The Company’s Named Executive Officers receive a level of perquisites that we believe falls within observed competitive practices for companies in the peer group described above. Perquisites vary slightly among the Named Executive Officers and include the following:

•	Each Named Executive Officer receives the use of a Company car, and the costs associated with this perquisite (including a gross-up of income taxes associated with this perquisite) are covered by the Company as part of the arrangement.

•	The Named Executive Officers also have the use of Company aircraft for business travel. We believe this aircraft use enhances the officers’ ability to perform their duties more efficiently and to focus their attention on the Company’s business. Mr. Coury is also entitled to personal use of Company aircraft in light of heightened security concerns, and he receives a gross-up of income taxes associated with his personal use of the aircraft. At Mr. Coury’s discretion, executives from time to time may also be afforded personal use of the corporate aircraft.

•	Employment Agreements

We believe it is essential to have employment agreements with our executive officers and other key employees. These agreements memorialize critical terms of employment, including termination rights and obligations, non-competition covenants and compensation and perquisites and thereby enhance the stability and continuity of our employment relationships.

•	Mr. Coury’s Executive Employment Agreement. In April 2006, the Company entered into an amended and restated Executive Employment Agreement with Mr. Coury. At the time, his then-current agreement was scheduled to expire in March 2007, and we believed it was critical for the Company to obtain Mr. Coury’s commitment to continue to serve as our chief executive officer. For a more detailed description of Mr. Coury’s Employment Agreement, see the section below entitled “Employment Agreements.”

•	Other Executive Employment Agreements. The Company is also party to Executive Employment Agreements with the other Named Executive Officers, other than Mr. Prasad whose employment agreement terminated as of December 31, 2007, when he transitioned to a strategic consulting role. For a detailed description of those Employment Agreements, see the section below entitled “Employment Agreements”.

•	Retirement Benefits. The Company maintains its 401(k) and Profit Sharing Plan, which is a tax-qualified retirement plan offered to all salaried employees of the Company, including the Named Executive Officers. The plan permits employees to contribute a portion of their pay to the plan on a pre-tax basis and also provides for both a direct contribution and a matching contribution by the Company to participants’ accounts, as well as a discretionary profit sharing contribution. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Table.

The Company has entered into Retirement Benefit Agreements with two of the Named Executive Officers, Messrs. Coury and Borkowski, in recognition of their continuing service to the Company and to provide a supplemental form of retirement and death benefit. Mr. Coury’s Retirement Benefit Agreement was amended in July 2007, to recognize his unique leadership, serve as a retention incentive and better align the expected pay replacement upon retirement with market practices for other CEOs. The amendment changed the formula for the calculation of Mr. Coury’s retirement benefit, from 50% of his base salary to 40% of the sum of his base salary and the average of the three highest annual cash bonuses paid to Mr. Coury during the five years preceding his retirement. For a detailed description of the Retirement Benefit Agreements, see the section below entitled “Retirement Benefit Agreements.”

When Mr. Malik joined the Company in January 2007, the Company put in place a nonqualified deferred compensation plan on his behalf until such time as he relocates to, and is paid through, the U.S. and can participate in the Company’s 401(k) plan. The Company contributes to Mr. Malik’s account each pay period. The plan account will be distributed to Mr. Malik upon the Company’s termination of the plan, the termination of Mr. Malik’s employment, or other qualifying distribution events, such as his retirement, disability or death.

•	Transition and Succession Agreements. The Company is party to Transition and Succession Agreements with each Named Executive Officer (other than Mr. Prasad) and other officers, with an aim to assuring that the Company will have the officer’s full attention and dedication to the Company during the pendency of a possible change in control transaction and to provide the officer with compensation and benefits in connection with a change of control. Ms. Bresch’s Transition and Succession Agreement was amended in December 2007 to align her post-change of control severance formula with those of other senior executive officers. For a detailed description of those Transition and Succession Agreements, see below, under “Transition and Succession Agreements.”

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) restricts the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation for such executive exceeds $1,000,000 and does not qualify as “performance-based” compensation as defined under Section 162(m). The Board and our Compensation Committee have taken actions, including the grant of stock options, performance-based restricted stock awards and annual bonuses described in this Compensation Discussion and Analysis, intended to enhance Mylan’s opportunity to deduct compensation paid to executive officers for federal income tax purposes. Our Compensation Committee intends, to the extent appropriate, to preserve the deductibility of executive compensation without breaching Mylan’s contractual commitments or sacrificing the flexibility needed to recognize and reward desired performance.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Report on Form 10-K/A and this Proxy Statement on Schedule 14A.

Respectfully submitted,

Rodney L. Piatt, C.P.A.
Wendy Cameron
Joseph C. Maroon, M.D.

Summary Compensation Table

The following summary compensation table sets forth the cash and non-cash compensation paid to or earned by the Named Executive Officers for the 2007 Transitional Period (abbreviated below as “2007 Trans.”) and fiscal 2007.

							Changes in
							Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Robert J. Coury	2007 Trans.	1,125,033	—	1,164,284	1,147,425	2,058,750	4,641,240	213,573	10,350,305
Vice Chairman and	2007	1,500,000	—	2,374,062	743,575	2,737,500	954,626	238,772	8,548,535
Chief Executive Officer
Edward J. Borkowski	2007 Trans.	362,500	—	217,028	281,294	686,250	(103,126)	79,268	1,523,214
Chief Financial Officer	2007	425,000	—	296,515	170,077	775,625	310,677	113,106	2,091,000
Heather Bresch	2007 Trans.	300,000	—	137,396	506,331	686,250	—	42,323	1,672,300
Chief Operating Officer
Rajiv Malik	2007 Trans.	350,000	—	130,160	480,218	686,250	51,730	24,869	1,723,227
Head of Global Tech Ops
N. Prasad	2007 Trans.	562,500	—	—	15,437	—	—	1,000,000	1,577,937
Former Head of Global Strategies(6)

(1)	Represents the total expense recognized in the 2007 Transitional Period and the 2007 fiscal year ended March 31, 2007, respectively, in accordance with FAS 123R for stock awards granted to the Named Executive Officer. For information regarding assumptions used in determining such expense, please refer to Note 13 to the Company’s Consolidated Financial Statements included in its Report on Form 10-K/A filed with the SEC on March 7, 2008.

(2)	Represents the total expense recognized in the 2007 Transitional Period and the 2007 fiscal year ended March 31, 2007, respectively, in accordance with FAS 123R for stock option awards granted to the Named Executive Officer. For information regarding assumptions used in determining such expense, please refer to Note 13 to the Company’s Consolidated Financial Statements included in its Report on Form 10-K/A filed with the SEC on March 7, 2008.

(3)	Represents amounts paid under the Company’s annual bonus plan. For a discussion of the bonus plan, see the Compensation Discussion and Analysis set forth above.

(4)	For Messrs. Coury and Borkowski, represents the aggregate change in present value of the Named Executive Officer’s accumulated benefit under his Retirement Benefit Agreement. For further information concerning the Retirement Benefit Agreements, see the Pension Benefits Table set forth below and the text following the table. For Mr. Malik, represents the change in value of a nonqualified deferred compensation plan. Other than that plan, the Company does not maintain any nonqualified defined contribution plans.

(5)	Amounts shown in this column are detailed in the chart below:

							401(k) and
						401(k) and	Profit
		Use of	Personal			Profit	Sharing Plan
		Company-	Use of		Income	Sharing Plan	Profit		Cash
		Provided	Company	Lodging	Tax	Matching	Sharing		Termination
		Automobile	Aircraft	Reimbursement	Gross-up	Contribution	Contribution	Other	Payments
Name	Fiscal Year	($)(a)	($)(b)	($)(c)	($)(d)	($)	($)	($)(e)	($)(f)

Robert J. Coury	2007 Trans.	20,191	147,139	—	27,368	200	15,750	2,925	—
	2007	25,735	145,861	—	40,182	9,394	17,600		—
Edward J. Borkowski	2007 Trans.	20,853	22,234	—	14,700	5,731	15,750	—	—
	2007	26,050	47,963	—	16,978	4,515	17,600	—	—
Heather Bresch	2007 Trans.	13,399	6,561	—	102	6,511	15,750	—	—
Rajiv Malik	2007 Trans.	4,100	—	20,769	—	—	—	—	—
N. Prasad	2007 Trans.	—	—	—	—	—	—	—	1,000,000

(a)	Includes automobile leasing and insurance costs or, in the case of Ms. Bresch, a vehicle allowance.

(b)	Represents the aggregate incremental cost to the Company of the personal use of Company-owned aircraft.

(c)	Represents a housing allowance afforded to Mr. Malik.

(d)	Represents income tax gross-up paid in respect of perquisites set forth in columns (a), (b) and/or (c), as applicable.

(e)	Represents reimbursement of out-of-pocket medical and vision expenses.

(f)	Represents a payment in connection with the termination of Mr. Prasad’s employment agreement.

(6)	Mr. Prasad’s employment terminated effective as of December 31, 2007, at which time he transitioned to the role of a strategic consultant.

Grants of Plan-Based Awards for the 2007 Transitional Period

The following table summarizes grants of plan-based awards made to each Named Executive Officer during the 2007 Transitional Period.

						All	All
						Other	Other
						Stock	Option		Grant
						Awards:	Awards:	Exercise or	Date
			Estimated Future Payouts			Number of	Number of	Base	Fair
		Date of	Under Non-Equity Incentive			Shares of	Securities	Price of	Value of
		Comp	Plan Awards(1)			Stock or	Underlying	Option	Stock and
	Grant	Comm	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	Action	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	Awards($)(4)

Robert J. Coury	6/29/07	6/29/07	750,000	1,500,000	3,000,000	—	—	—	—
	7/27/07	7/27/07	—	—	—	152,954	—	—	2,416,673
	7/27/07	7/27/07	—	—	—	—	800,000	$15.80	4,520,260
Edward J. Borkowski	6/29/07	6/29/07	250,000	500,000	1,000,000	—	—	—	—
	7/27/07	7/27/07	—	—	—	45,095	—	—	712,501
	7/27/07	7/27/07	—	—	—	—	200,000	$15.80	1,130,065
Heather Bresch	6/29/07	6/29/07	250,000	500,000	1,000,000	—	—	—	—
	7/27/07	7/27/07	—	—	—	32,964	—	—	520,831
	7/27/07	7/27/07	—	—	—	—	160,000	$15.80	904,052
Rajiv Malik	6/29/07	6/29/07	250,000	500,000	1,000,000	—	—	—	—
	7/27/07	7/27/07	—	—	—	32,964	—	—	520,831
	7/27/07	7/27/07	—	—	—	—	160,000	$15.80	904,052
N. Prasad	6/29/07	6/29/07	375,000	750,000	1,500,000	—	—	—	—
	7/27/07	7/27/07				—	160,000	$15.80	904,052

(1)	The performance goals under the bonus program applicable to the Named Executive Officers during the 2007 Transitional Period are described above in the Compensation Discussion and Analysis. Amounts paid to the Named Executive Officers for the 2007 Transitional Period are set forth in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.” Mr. Prasad did not receive a bonus under this program due to his transition to a consulting role.

(2)	Consists of restricted stock units awarded under the 2003 Plan to certain of the Named Executive Officers as a “special recognition” grant in July 2007. The vesting terms applicable to these awards are described below following the table entitled “Outstanding Equity Awards at Fiscal Year-End for the 2007 Transitional Period.”

(3)	Represents the grant of ten-year stock options awarded under the 2003 Plan during the 2007 Transitional Period to the Named Executive Officers at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The vesting terms applicable to these awards are described below following the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2007.” Following termination of employment, vested stock options will generally remain exercisable for 30 days following termination, except that (i) in the case of termination because of disability, 100% of options become vested and vested options will remain exercisable for two years following termination; (ii) in the case of a termination due to a reduction in force, vested options will remain exercisable for one year following termination; and (iii) in the case of death or retirement, or a participant’s death within two years following termination because of disability, 100% of options become vested and vested options will remain exercisable for the remainder of the original term.

(4)	Represents the grant date fair value of the specific award granted to the Named Executive Officer. For information regarding assumptions used in determining such value, please refer to Note 13 to the Company’s Consolidated Financial Statements included in its Report on Form 10-K/A filed with the SEC on March 7, 2008.

Outstanding Equity Awards at the End of the 2007 Transitional Period

The following table sets forth information concerning all of the outstanding equity-based awards held by each Named Executive Officer as of December 31, 2007, the end of the 2007 Transitional Period.

	Option Awards				Stock Awards
								Equity
								Incentive
							Equity	Plan
							Incentive	Awards:
							Plan	Market or
							Awards:	Payout
							Number of	Value of
						Market	Unearned	Unearned
					Number of	Value of	Shares,	Shares,
	Number of	Number of			Shares or	Shares or	Units or	Units or
	Securities	Securities			Units of	Units of	Other	Other
	Underlying	Underlying			Stock	Stock	Rights	Rights
	Unexercised	Unexercised			That	That	That	That
	Options	Options	Option	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	Price ($)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)

Robert J. Coury	16,875	—	15.1778	2/1/2012	—	—	—	—
	675,000	—	12.3822	7/22/2012	—	—	—	—
	675,000	—	15.5111	1/1/2013	—	—	—	—
	55,234	110,466	23.2700	4/5/2016	—	—	—	—
	—	800,000	15.8000	7/27/2017	—	—	—	—
	—	—	—	—	42,974	604,214	85,700	1,204,942
	—	—	—	—	152,954	2,150,533	—	—
Edward J. Borkowski	257,500	—	13.6845	3/4/2012	—	—	—	—
	12,634	25,266	23.2700	4/5/2016	—	—	—	—
	—	200,000	15.8000	7/27/2017	—	—	19,600	275,576
	—	—	—	—	45,095	634,036	—	—
Heather Bresch	4,500	—	11.5833	3/30/2010	—	—	—	—
	6,000	6,000	19.3600	3/28/2013	—	—	—	—
	37,500	37,500	17.4600	8/1/2015	—	—	—	—
	—	100,000	22.1400	1/31/2017	—	—	—	—
	—	160,000	15.8000	7/27/2017	—	—	—	—
	—	—	—	—	7,388	103,875	—	—
	—	—	—	—	32,964	463,474	—	—
Rajiv Malik	—	120,000	22.1400	1/31/2017	—	—	—	—
	—	160,000	15.8000	7/27/2017	—	—	—	—
	—	—	—	—	10,000	140,600	—	—
	—	—	—	—	32,964	463,474	—	—
N. Prasad(6)	200,000	—	20.6500	1/30/2008	—	—	—	—
	—	160,000	15.8000	12/31/2007	—	—	—	—

(1)	Vesting dates applicable to unvested stock options are as follows, in each case subject to continued employment with the Company: 50% of Mr. Coury’s and Mr. Borkowski’s unvested options at the $23.27 exercise price will vest on March 31 of each of 2008 and 2009, and their unvested options at the $15.80 exercise price will begin vesting 25% per year starting July 27, 2008; 50% of Ms. Bresch’s unvested options at the $19.36 and $17.46 exercise prices will vest on March 28 and August 1 of each of 2008 and 2009, respectively, and her unvested options at the $22.14 and $15.80 exercise prices will begin vesting 25% per year starting on January 31, 2008 and July 27, 2008, respectively; Mr. Malik’s unvested options at the $22.14 and $15.80 exercise prices will begin vesting 25% per year starting on January 31, 2008 and July 27, 2008, respectively; and N. Prasad’s unvested options cancelled on December 31, 2007, his resignation date. In accordance with their terms, all of these awards would vest upon a change in control or upon the executive officer’s retirement from the Company.

(2)	Vesting dates applicable to Mr. Coury’s restricted stock unit award in the amount of 42,974, which is subject to time-based vesting, are as follows: 50% of Mr. Coury’s restricted stock units (“RSUs”) vest on March 31 of each of 2008 and 2009. All of the other restricted shares or RSUs in the table vest 20% on July 27, 2008, another 30% on July 27, 2009, and the remaining 50% on July 27, 2010, with the exception of Mr. Malik’s unvested award of 10,000 shares, which will vest on January 31, 2010 and Ms. Bresch’s unvested award of 7,388 shares of which 50% will vest on February 14, 2008 and 50% will vest on February 14, 2009. In accordance with their terms, all of these awards would vest upon a change in control or upon the executive officer’s retirement from the Company.

(3)	The market value of restricted stock awards and RSUs was calculated using the closing price of the Company’s common stock as of December 31, 2007.

(4)	The vesting of all of the restricted stock awards shown in this column is subject to the attainment of performance goals that are described above in the Compensation Discussion and Analysis. Such awards will vest in full on the earliest to occur of (i) March 31, 2009, provided that the performance goals have been satisfied, (ii) a change of control and (iii) the executive’s death or disability. Any outstanding shares subject to the award that remain unvested as of March 31, 2009 will be forfeited.

(5)	The market value of restricted stock awards was calculated using the closing price of the Company’s common stock as of December 31, 2007.

(6)	On December 31, 2007, Mr. Prasad transitioned from an executive role to that of a strategic consultant for the Company. Mr. Prasad’s vested stock options were exercisable for 30 days following his transition, at which point they expired.

Option Exercises and Stock Vested for the 2007 Transitional Period

None of the Named Executive Officers exercised stock options or vested in any stock awards during the 2007 Transitional Period.

Pension Benefits for the 2007 Transitional Period

The following table summarizes the benefits accrued by the Named Executive Officers during the 2007 Transitional Period under the Retirement Benefit Agreement (or deferred compensation plan, in the case of Mr. Malik) in effect with the Named Executive Officer. The Company does not sponsor any other defined benefit pension programs covering the Named Executive Officers.

			Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name(1)	Credited Service (#)	Benefit ($)	Last Fiscal Year ($)

Robert J. Coury	Retirement Benefit Agreement	6	6,789,149	—
Edward J. Borkowski	Retirement Benefit Agreement	6	782,884	—
Heather Bresch	N/A	—	—	—
Rajiv Malik	The Executive Plan for Rajiv Malik(2)	—	51,730	—
N. Prasad	N/A	—	—	—

(1)	Ms. Bresch and Mr. Malik are not party to Retirement Benefit Agreements, nor was Mr. Prasad during his employment with the Company.

(2)	This is a deferred compensation plan established for the benefit of Mr. Malik.

Retirement Benefit Agreements and Deferred Compensation Plan

In December 2004, the Company entered into Retirement Benefit Agreements (“RBAs”) with each of Messrs. Coury and Borkowski in furtherance of the obligations contained in their respective employment agreements, which RBAs were modified in April 2006 and, in the case of Mr. Coury, again in July 2007 (the “Amended RBAs”).

Pursuant to the Amended RBAs, upon retirement following completion of ten or more years of service, Mr. Coury would be entitled to receive a lump sum retirement benefit equal to the lump sum present value of an annual payment of 40% of the sum of his base salary on the date of retirement and the average of the three highest annual cash bonuses paid to Mr. Coury during the five years preceding his retirement, paid for a period of 15 years beginning at age 55, and Mr. Borkowski would be entitled to receive a lump sum retirement benefit equal to the present value of an annual payment of $150,000 for a period of 15 years beginning at age 55 (in each case, the “Retirement Benefit”). After completing five years of service since the date of hire, these executives each vested 50% vested in his Retirement Benefit, with an additional 10% of the Retirement Benefit vesting after each year of service for up to five additional years (the “Partial Benefit”).

Upon the occurrence of a change of control of the Company, each executive would become fully vested in his Retirement Benefit and would be entitled to receive a lump sum payment equal to the net present value of the Retirement Benefit as soon as practicable following any subsequent termination of employment. If an executive dies while employed by the Company, the executive’s beneficiary would be entitled to receive a lump sum payment equal to the greater of (i) two times the executive’s base salary or (ii) the net present value of the Retirement Benefit.

If Mr. Coury is terminated in a manner entitling him to severance under his employment agreement, he will be entitled to three additional years of service credit for vesting purposes. Further, Mr. Coury’s Amended RBA provides that if (a) Mr. Coury’s employment is terminated without cause or for good reason within one year prior to a potential change in control and (b) the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess (if any) of the retirement benefit that would have been paid to him had his employment terminated following the change in control and the retirement benefit actually paid to him. Mr. Borkowski’s Amended RBA provides that if his employment is terminated without cause or for good reason, he will receive additional years of service credit corresponding to the applicable severance multiplier under his employment agreement.

Each of the RBAs provides that the executive is prohibited for one year following termination from engaging in activities that are competitive with the Company’s activities, provided, that this provision will have no effect if after the occurrence of a change in control, the Company refuses, fails or disputes any payments to be made to the executive under the RBA, whether or not the executive actually receives payment under the RBA.

Each of the RBAs provides that during the five-year period following termination, except for any termination occurring following a change in control, the Company may request that the executive provide consulting services for the Company, which services will be reasonable in scope, duration and frequency, and not to exceed 20 hours per month. The hourly rate for such consulting services will be determined by the parties at the time, but may not be less than $500 per hour, payable monthly. The executive would also be entitled to reimbursement of all out-of pocket expenses incurred in the course of providing these services.

Information concerning the estimated value of benefits under the RBAs assuming retirement as of December 31, 2007 is at “Potential Payments Upon Termination or Change of Control.”

In 2007, the Company established a nonqualified deferred compensation plan for Mr. Malik, which is intended to be in place until such time as he relocates to, and is paid through, the U.S. and can participate in the Company’s 401(k) plan. The Company contributes to Mr. Malik’s account each pay period. The plan account will be distributed to Mr. Malik upon the Company’s termination of the plan, the termination of Mr. Malik’s employment, or other qualifying distribution events, such as his retirement, disability or death.

Employment Agreements

The Company is party to employment agreements with each of the Named Executive Officers (other than Mr. Prasad whose employment agreement terminated when he transitioned to a consulting role).

Robert J. Coury.  In April 2006, the Company and Mr. Coury entered into an Amended and Restated Executive Employment Agreement, superseding his original agreement from 2002. The Amended and Restated Executive Employment Agreement has an initial term of three years (through March 31, 2009) and is automatically renewed on each anniversary of the effective date unless a non-renewal notice is provided. Pursuant to the agreement, Mr. Coury is entitled to an annual base salary of $1.5 million, and he is eligible for an annual performance-based target bonus of at least 100% of base salary which will be payable upon the achievement of the performance targets. Mr. Coury is also entitled to participate in long-term incentive and equity plans of the

Company on a basis at least as favorable as other senior executives and entitled to employee benefits and other fringe benefits no less favorable than the benefits to which he was entitled under his original employment agreement. Throughout the term of the agreement and for a period of two years following Mr. Coury’s termination of employment for any reason, he may not engage in activities that are competitive with the Company’s activities and may not solicit the Company’s customers or employees. The Amended and Restated Executive Employment Agreement also provides for certain technical changes required to comply with the deferred compensation tax rules set forth in Section 409A of the Internal Revenue Code (“Section 409A”) and other technical clarifications.

For a description of the termination provisions of the Amended and Restated Executive Employment Agreement, please see below, at “Potential Payments Upon Termination or Change of Control”.

Messrs. Borkowski and Malik and Ms. Bresch.  The Company also entered into an employment agreement with Mr. Borkowski in July 2004, superseding his original employment agreement, and the same was amended in April 2006 and in March 2008. The Company entered into employment agreements with Ms. Bresch and Mr. Malik in January 2007, which agreements were amended in October 2007. Each agreement provides for the payment of a minimum base salary, as well as eligibility to receive a discretionary bonus and fringe benefits of employment as are customarily provided to senior executives of the Company. Unless earlier terminated, extended or renewed, the agreement with Mr. Borkowski expires on March 12, 2010, and the agreements with Ms. Bresch and Mr. Malik expire on January 31, 2010. The most recent amendments for Ms. Bresch and Mr. Malik increased target bonuses from 75% of base salary to 100% of base salary, and the most recent amendment for Mr. Borkowski extended the term of his agreement (originally set to expire in June 2008), and modified certain termination rights and consequences. Each of these employment agreements provides that throughout the term of the agreement and for a period of one year following the executive’s termination of employment for any reason, the executive may not engage in activities that are competitive with the Company’s activities and may not solicit the Company’s customers or employees.

For a description of the termination provisions under these agreements, please see below, at “Potential Payments Upon Termination or Change of Control”.

Potential Payments Upon Termination or Change of Control

The following discussion summarizes the termination and change of control-related provisions of the employment agreements, retirement benefit agreements and transition and succession agreements entered into between the Company and the applicable Named Executive Officers, and the change of control provisions under the Company’s 2003 Long-Term Incentive Plan, as amended.

Employment Agreements.

Robert J. Coury.  Under Mr. Coury’s Amended and Restated Executive Employment Agreement, in the event of a termination of Mr. Coury’s employment by the Company for “cause”, he will be entitled to wages and benefits through the termination date and vested benefits payable pursuant to Company plans or agreements between the Company and Mr. Coury (“accrued benefits”). Upon Mr. Coury’s termination of employment by the Company without “cause”, by Mr. Coury for “good reason”, or by reason of death or “disability” (each as defined in the employment agreement), he will be entitled to receive, in addition to his accrued benefits, (a) three times the sum of his then current base salary and the higher of his target bonus for the year of termination or average of actual bonuses awarded to him for the three years preceding his termination of employment, (b) a pro-rata target bonus for the year of termination, (c) continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination and (d) immediate vesting of outstanding equity awards. Amounts payable upon death or disability will be reduced by other death or disability benefits received from the Company, and cash severance amounts payable upon disability will be paid over a three-year period.

If Mr. Coury’s employment with the Company had terminated on December 31, 2007, by the Company without cause or by Mr. Coury for good reason, under his employment agreement he would have been entitled to cash severance payments and other benefits having an aggregate value of $14,407,608, and equity awards having an intrinsic value as of December 31, 2007 of approximately $3,959,689 would have become vested. If Mr. Coury’s employment with the Company had terminated on December 31, 2007, because of his death, he would have been entitled to cash severance payments and other benefits under his employment agreement having an aggregate value of $16,074,511. If Mr. Coury’s employment with the Company had terminated on December 31, 2007, because of his disability, he would have been entitled to cash severance payments and other benefits under his employment agreement having an estimated aggregate value as of December 31, 2007 of $18,367,297.

Edward J. Borkowski.  If Mr. Borkowski were to be discharged by the Company without cause or if the Company elects not to make an offer to him for continued employment beyond March 12, 2010, on terms and conditions that are at least as favorable as those provided under his employment agreement, he would receive a lump sum severance payment under his employment agreement and equity awards in an amount equal to one-and-a-half times the sum of his then-current base salary plus the “prior bonus” (as defined below), as well as continued participation in certain compensation and employee benefit plans. If he were to resign for good reason or if the term of his employment is otherwise not extended or renewed on terms mutually acceptable to him and the Company beyond March 12, 2010, he would be entitled to receive a lump sum severance payment under his employment agreement and equity awards in an amount equal to the sum of his then-current base salary plus the prior bonus, as well as continued participation in certain compensation and employee benefit plans.

Under Mr. Borkowski’s employment agreement, “prior bonus” is defined as the higher of (i) the average of the annual bonuses paid to him in the three fiscal years prior to his separation from the Company or (ii) the annual bonus applicable for the prior fiscal year.

If Mr. Borkowski’s employment had been terminated on December 31, 2007, by the Company without cause, he would have been entitled to receive $2,079,888 under his employment agreement and equity awards. If Mr. Borkowski’s employment with the Company would have been terminated by him on December 31, 2007, for good reason, he would have been entitled to cash severance payments and other benefits under his employment agreement and equity awards having an aggregate value of $1,435,024. If Mr. Borkowski’s employment with the Company had terminated on December 31, 2007 because of his death or disability, he would have been entitled to cash severance payments and other benefits under his employment agreement and equity awards having an aggregate value of $2,079,888.

Heather Bresch and Rajiv Malik.  If Ms. Bresch or Mr. Malik were to resign for good reason or be discharged by the Company without cause, such executive would be entitled to 12 months’ continuation of base salary (or, at the Company’s discretion, a lump sum) and health benefits at the Company’s cost, plus a pro rata bonus equal to the bonus such executive would have been entitled to receive for the fiscal year in which the termination occurs. If the term of employment in the employment agreement of either such executive is not extended or renewed on terms mutually acceptable to him or her and the Company, by the terms of their respective employment agreements, he or she would be entitled to 12 months’ continuation of base salary (or, at the Company’s discretion, a lump sum) and health benefits at the Company’s cost.

If Ms. Bresch’s employment had been terminated on December 31, 2007, by the Company without cause, she would have been entitled to receive $1,727,316 under her employment agreement and equity awards. If Ms. Bresch’s employment with the Company would have been terminated by her on December 31, 2007, for good reason, she would have been entitled to cash severance payments and other benefits under her employment agreement and equity awards having an aggregate value of $1,663,837. If Ms. Bresch’s employment with the Company had terminated on December 31, 2007 because of her death or disability, she would have been entitled to cash severance payments and other benefits under his employment agreement and equity awards having an aggregate value of $1,663,837.

If Mr. Malik’s employment had been terminated on December 31, 2007 under circumstances entitling him to severance under his employment agreements (including death or disability), he would have been entitled to cash severance and other benefits under his employment agreement having an estimated aggregate value of $1,186,864.

N. Prasad.  In connection with his transition from serving as an executive to serving as a strategic consultant to the Company, and pursuant to his employment agreement, Mr. Prasad will receive a lump sum payment of $1,000,000; in addition, Mr. Prasad will receive $250,000 per year under his consulting agreement with the Company.

Retirement Benefit Agreements.

Mr. Coury.  If Mr. Coury’s employment had terminated for any reason on December 31, 2007, he would have been entitled to a lump sum payment under his RBA having the following estimated values: (i) in the case of termination for any reason other than death (or as provided in the following clauses), $6,789,149; (ii) in the case of a termination by the Company without cause or by Mr. Coury for good reason (each as defined in his employment agreement), $11,697,709; and (iii) in the case of termination because of Mr. Coury’s disability or death, $16,361,868. If a change in control had occurred on December 31, 2007, Mr. Coury would be entitled upon any subsequent termination of employment to the benefit he would have been entitled to under his RBA in the case of termination because of his disability.

Mr. Borkowski.  If Mr. Borkowski’s employment had terminated for any reason on December 31, 2007, he would have been entitled to a lump sum payment under this RBA having the following estimated values: (i) in the case of termination for any reason other than for death (but excluding a termination by the Company for “cause” or by the executive without “good reason”, as defined in Mr. Borkowski’s employment agreement, or termination because of disability or death), $782,884; (ii) in the case of a termination by the Company without cause, $1,028,585; (iii) in the case of a termination by Mr. Borkowski for good reason, $946,685; (iv) in the case of termination because of disability or death, $1,638,008. If a change of control had occurred on December 31, 2007, Mr. Borkowski would be entitled upon any subsequent termination of employment to the benefit he would have been entitled to under his RBA in the case of termination because of disability.

Transition and Succession Agreements.

Robert J. Coury.  Mr. Coury’s transition and succession agreement provides that upon a termination without cause or for good reason within three years following a change of control, Mr. Coury will be entitled to severance benefits equal to four times the sum of his base salary and the highest annual bonus paid pursuant to his employment agreement. He will also be entitled to continuation of employee benefits for a period of between two and three years following termination of employment and an annual allowance relating to access to corporate aircraft for three years following termination. In addition, if Mr. Coury’s employment is terminated without cause or for good reason within one year prior to the occurrence of a potential change of control and the transaction or other event contemplated by the potential change in control is consummated so as to result in a change in control, Mr. Coury will be entitled to receive the excess of the severance that would have been paid to him pursuant to his Transition and Succession Agreement and the severance actually paid to him pursuant to his employment agreement. Mr. Coury’s transition and succession agreement also provides for a gross-up payment for any excise tax on “excess parachute payments.” By their terms, Mr. Coury’s employment agreement and Transition and Succession Agreement will be administered so as to avoid duplication of compensation or benefits.

If a change of control had occurred on December 31, 2007, and Mr. Coury’s employment had been terminated on the same date under circumstances entitling him to payments under his transition and succession agreement, he would have been entitled to cash severance and other benefits having an estimated aggregate value equal to $34,352,560 (which includes the vesting of equity awards and the valuation of other perquisites and is in addition to the Retirement Benefit in which he was vested to date) and a gross-up payment for excise taxes estimated at $11,549,676.

Messrs. Borkowski and Malik and Ms. Bresch.  The transition and succession agreements with the other Named Executive Officers (other than Mr. Prasad) provide that if the executive’s employment is terminated other than for cause or if the executive terminates his employment for good reason, in each case within two years following the occurrence of a change of control, or, under certain circumstances, for any reason within 90 days following the first anniversary of a change of control, the executive would become entitled to receive a severance payment equal to the higher of (a) the compensation and benefits payable under his employment agreement as if the change of control were deemed to be a termination without cause under the employment agreement and (b) a lump sum severance payment in an amount equal three times the sum of base salary and highest bonus paid to the executive under the employment agreement or the transition and succession agreement, and the continuation of health and insurance benefits for a period of three years. The transition and succession agreements for each of these Named Executive Officers also provide for a gross-up payment for any excise tax on “excess parachute payments.”

If a change of control had occurred on December 31, 2007, and the employment of each of Messrs. Borkowski and Malik and Ms. Bresch had been terminated on the same date under circumstances entitling them to payments under their transition and succession agreements, the executives would have been entitled to cash severance and other benefits having an estimated aggregate value as follows: for Mr. Borkowski, $6,212,914 for Mr. Malik, $4,211,496; and for Ms. Bresch, $3,453,284 (which includes the vesting of equity awards and the valuation of other perquisites and, in the case of Mr. Borkowski, is in addition to the Retirement Benefit in which he was vested to date). Mr. Borkowski and Ms. Bresch would also have been entitled to a gross-up payment for excise taxes estimated at $2,072,631 and $1,297,529, respectively.

Mr. Prasad’s transition and succession agreement expired upon his transition to a consulting role with the Company.

2003 Long-Term Incentive Plan, as amended.

The Company’s 2003 Long-Term Incentive Plan, as amended, provides that, unless otherwise provided in an award agreement, at the time of a change in control (as defined in the plan), (i) each stock option and stock appreciation right outstanding will become immediately and fully exercisable, (ii) all restrictions applicable to awards of restricted stock and restricted stock units will terminate in full, (iii) all performance awards (with certain limited exceptions) will become fully payable at the maximum level, and (iv) all other stock-based awards will become fully vested and payable.

A description of the material terms that apply to stock options and restricted stock awards held by the Named Executive Officers may be found in the footnotes to the table above entitled “Outstanding Equity Awards at 2007 Transitional Period-End”. If a change in control had occurred on December 31, 2007, the intrinsic value of vesting equity-based awards held by the Named Executive Officers would have equaled approximately: for Mr. Coury, $3,959,689; for Mr. Borkowski, $909,612; for Ms. Bresch, $567,350; and for Mr. Malik, $604,074. Mr. Prasad’s options were exercisable for 30 days following his transition, in accordance with the terms of the 2003 Plan, and thereafter expired by their terms.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

The Audit Committee is currently comprised of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with current rules of the New York Stock Exchange.

Management is responsible for Mylan’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Mylan’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding Mylan’s audited consolidated financial statements. These discussions covered the quality, as well as the acceptability, of Mylan’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management represented to the Audit Committee that Mylan’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380).

Mylan’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. Deloitte & Touche LLP, Mylan’s independent registered public accounting firm, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Mylan’s Report on Form 10-K/T for the 2007 Transitional Period, which was filed with the Securities and Exchange Commission.

BY THE AUDIT COMMITTEE:

Douglas J. Leech, C.P.A., Chairman
Neil Dimick, C.P.A.
Rodney L. Piatt, C.P.A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee, during the 2007 Transitional Period or as of the date of this proxy statement, is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has not implemented a written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Board of Directors annually reviews and evaluates this information, with respect to directors, as part of its assessment of each director’s independence. Based on a review of the transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, the Company has determined that, during the 2007 Transitional Period, it was not a party to any transaction in which the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers or greater than five percent shareholders, or any of their immediate family members or affiliates, have a direct or indirect material interest, except that during the 2007 Transitional Period, Coury Investment Advisors, Inc. (“CIA”) and Coury Financial Group, LP (“CFG”), the principals of which are brothers of Mr. Coury, the Company’s Vice Chairman and Chief Executive Officer, served as the broker in connection with several of the Company’s employee benefit programs. Neither CIA nor CFG received any remuneration from Mylan.

COMMUNICATIONS WITH DIRECTORS

Any interested parties may contact any individual director, the Board of Directors, the non-management directors as a group or any other group or committee of directors, by submitting such communications in writing to the director or directors, at the following address:

Mylan Inc.
c/o Corporate Secretary
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company’s Board using the above address. All communications received as set forth above will be opened by the office of the Corporate Secretary for the purpose of determining whether the contents represent a message to our directors. Materials that are not in the nature of advertising or promotions of a product or service or patently offensive will be forwarded to the individual director, or to the Board or to each director who is a member of the group or committee to which the envelope is addressed.

2009 SHAREHOLDER PROPOSALS

If you wish to submit proposals intended to be presented at our 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices no later than November 30, 2008, and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2009 proxy statement and proxy.

In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not later than December 26, 2008. Additionally, under the Company’s by-laws, shareholder proposals made outside of the processes of Rule 14a-8 under the Exchange Act must be received at our principal executive offices, in accordance with the requirements of the by-laws not later than December 26, 2008; provided, however, that in the event that the 2009 annual meeting is called for a date that is not within 25 days before or after April 25, 2009, notice by shareholders in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Shareholders are advised to review our by-laws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

OTHER MATTERS; DIRECTIONS

On the date of this Proxy Statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted in accordance with the best judgment of the person or persons voting such proxies. Directions to the Annual Meeting can be obtained by contacting Mylan’s Investor Relations at 724-514-1800.

2007 TRANSITION REPORT

A copy of our Transition Report to Shareholders for the 2007 Transitional Period has been mailed to all shareholders entitled to notice of and to vote at the Annual Meeting. Our Report on Form 10-K/A is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material. A copy of our Report on Form 10-K/A is available without charge from our Company website at www.mylan.com or upon written request to: Mylan Investor Relations, Mylan Inc., 1500 Corporate Drive, Canonsburg, Pennsylvania 15317.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD.

By order of the Board of Directors,

Stuart A. Williams
Corporate Secretary

March 28, 2008
Canonsburg, Pennsylvania

MYLAN INC.
AMENDED AND RESTATED 2003 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01  Purpose.  The purpose of the Mylan Inc. Amended and Restated 2003 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”) is to assist Mylan Inc., a Pennsylvania corporation (previously known as Mylan Laboratories Inc.) (the “Company”), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees, consultants, independent contractors and non-employee directors and to act as an incentive in motivating selected key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

1.02  Adoption and Term.  The Plan was approved by the Board of Directors of the Company (the “Board”) and became effective upon such approval and upon approval by the shareholders of the Company at the 2003 annual meeting of shareholders (the “Effective Date”). The Plan was amended on December 2, 2004 and again on April 3, 2006, and the Plan was amended and restated on March 24, 2008 by the Board, subject to the approval by shareholders of the Company at the 2008 annual meeting of shareholders (the “Re-Approval Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to the Performance Goals (as defined below) applicable to performance-based awards to “covered employees” under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Re-Approval Date unless such provisions are re-approved by the shareholders before such date.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01  Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights described in Article VI, Restricted Shares or Restricted Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX and short-term cash incentive Awards described in Article X.

2.02  Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03  Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04  Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

2.05  Board shall have the meaning given to such term in Section 1.02.

2.06  Change in Control means (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.06(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company or any of its subsidiaries, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iv) any acquisition by a Person that is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor schedule); provided that, if such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this paragraph, such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date or (v) any acquisition pursuant to a transaction that complies with Section 2.06 (c)(1), (c)(2) and (c)(3); or (b) Individuals who, as of December 2, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 2, 2004 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of, an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) individuals who comprise the Incumbent Board immediately prior to such Business Combination constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially of the Company’s assets either directly or through one or more subsidiaries); or (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the above, that for each Award subject to Section 409A of the Code, a Change in Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

2.07  Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08  Committee means the Stock Option Committee of the Board or any successor committee that performs a similar function.

2.09  Company shall have the meaning given to such term in Section 1.01.

2.10  Common Stock means Common Stock of the Company.

2.11  Date of Grant means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the

Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

2.12  Effective Date shall have the meaning given to such term in Section 1.02.

2.13  Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14  Exercise Price shall have the meaning given to such term in Section 6.01(b).

2.15  Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

2.16  Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.17  Incumbent Board shall have the meaning given to such term in Section 2.06.

2.18  Merger means any merger, reorganization, consolidation, share sale or exchange, transfer of assets or other transaction having similar effect involving the Company.

2.19  Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.20  Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.21  Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.22  Performance Awards means Awards granted in accordance with Article VIII.

2.23  Performance Goals” means any of the following: revenue, economic value added (EVA), operating income, return on stockholders’ equity, return on sales, stock price, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel performance goals, business development goals (including without limitation regulatory submissions, product launches and other business development-related opportunities), regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria, and may be applied to one or more of the Company, a subsidiary, or affiliate, or a division of or strategic business unit of the Company or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.24  Permanent Disability means the Participant is permanently and totally disabled within the meaning of Code Section 22(e)(3).

2.25  Plan shall have the meaning given to such term in Section 1.01.

2.26  Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.27  Restricted Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.28  Retirement means a Participant’s termination of employment after the Participant has reached age 55 and accumulated at least 10 years of continuous service with the Company; provided, however, that the Committee, in its sole discretion, may determine that a Participant has retired regardless of age and service with the Company.

2.29  Stock Appreciation Rights means Awards granted in accordance with Article VI.

2.30  Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

3.01  Committee.  The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee or to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

3.02  Indemnification.  Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01  Number of Shares Issuable.  The total number of shares of Common Stock authorized to be issued under the Plan shall be an aggregate of 37,500,000 shares. No more than an aggregate of 5,000,000 shares of Common Stock shall be issued under the Plan as Restricted Shares or Restricted Stock Units under Article VII, Performance Awards under Article VIII and other stock-based awards under Article IX. The foregoing share limitations shall be subject to adjustment in accordance with Section 11.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

4.02  Shares Subject to Terminated Awards.  Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options), Stock Appreciation Rights or Stock Units granted under Article VI, terminated Restricted Units or shares of Common Stock forfeited as provided in Article VII and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated may be subject to new Awards under the Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

ARTICLE V

PARTICIPATION

5.01  Eligible Participants.  Participants in the Plan shall be such key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. The Committee may grant Awards from time to time on a discretionary basis and/or provide for automatic Awards on a formula basis to a Participant or designated group of Participants. Subject to adjustment in accordance with Section 11.08 and subject to limits on performance-based awards in Section 7.01, during any calendar year no Participant shall be granted Awards in respect of more than 800,000 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto); provided, however, that if it is the Committee’s intention as of the Date of Grant of an Award, as evidenced by the applicable Award Agreement, that such Award shall be earned by the Participant over a period of more than one calendar year, then for purposes of applying the foregoing per calendar year limitation, the shares of Common Stock subject to such Award shall be allocated, as determined by the Committee in its discretion, to the first calendar year in which such shares and/or cash may be earned (determined without regard to possible acceleration of vesting as a result of a Change in Control or pursuant to any provision of this Plan or an applicable Award Agreement authorizing the Committee to accelerate the vesting of an Award).

ARTICLE VI

STOCK OPTIONS

6.01  Option Awards.

(a) Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options.  The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the “Exercise Price”) shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 11.08(c) (provided that the grant of a substitute Option is made in a manner that will not result in the substitute Option being subject to the requirements of Section 409A of the Code), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant. Except for adjustments pursuant to Section 11.08 or any action approved by the shareholders of the Company, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the Date of Grant.

(c) Designation of Options.  Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

(d) Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

(e) Rights as a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

6.02  Stock Appreciation Rights.

(a) Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price.  The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee provided, however, that, except in the case of any substituted Awards described in Section 11.08(c) (provided that the grant of the substitute Award is made in a manner that will not result in the substitute Award being subject to the requirements of Section 409A of the Code), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant; provided further, however, that in the case of Stock Appreciation Rights granted in tandem with Options the Exercise Price of the Stock Appreciation Right shall not be less than the Exercise Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c) Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03  Terms of Stock Options and Stock Appreciation Rights

(a) Conditions on Exercise.  An Award Agreement with respect to Options and Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option and Stock Appreciation Rights as provided in the related Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e) following the Participant’s Termination of Employment; or

(iii) Ten years from the Date of Grant.

(c) Acceleration of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and Stock Appreciation Rights prior to the time such Option and Stock Appreciation Rights would otherwise become exercisable under the terms of the related Award Agreement.

(d) Extension of Exercise Time.  In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i) and (iii).

(e) Exercise of Options and Stock Appreciation Rights Upon Termination of Services.

(i) Death.  If a Participant who is an employee of the Corporation or its subsidiaries shall die (A) while an employee of the Company or its Subsidiaries or (B) within two (2) years after termination of the Participant’s employment with the Company or its Subsidiaries because of the Participant’s Permanent Disability, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of death, may be exercised by the person or persons to whom the Participant’s rights under the Option and Stock Appreciation Right pass by will or applicable law or if no person has the right, by the Participant’s executors or administrators, at any time or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii).

(ii) Permanent Disability.  If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Permanent Disability, the Participant may exercise any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of such termination of employment, at any time, or from time to time, within two (2) years of the date of the termination of employment, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(iii) Retirement.  If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Retirement, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of Retirement, may be exercised by the Participant at any time, or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii). If such a Participant dies after Retirement but before such Participant’s Options have either been exercised or otherwise expired, such Options may be exercised by the person to whom such options pass by will or applicable law or, if no person has that right, by the Participant’s executors or administrators at any time, or from time to time, during the balance of the exercise period set forth in Section 6.03(b)(iii).

(iv) Reduction in Force.  Unless a date of re-employment is identified at the time of a termination of employment that is the result of a reduction in force, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, within one (1) year of the date of such termination, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(v) Other Termination.  Except as provided by paragraphs (i) through (iv) of this Section 6.03(e), if a Participant’s employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, until the later of (A) thirty (30) days after such Participant’s termination of employment or (B) thirty (30) days after the Participant receives notice from the Committee of the termination of the Participant’s Options and Stock Appreciation Rights. Notwithstanding the prior sentence no portion of such Options and Stock Appreciation Rights shall be exercisable later than the expiration date specified in Section 6.03(b)(iii).

(vi) Grants to Non-Employees.  In the case of grants to persons who are not employees of the Company or any of its Subsidiaries, the Committee shall establish, and set forth in the applicable Award Agreement, rules for determining the effect of termination of the Participant’s services on the Participant’s outstanding Options and Stock Appreciation Rights.

6.04  Option Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a Participant may pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and (ii) unless the Committee determines otherwise, no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Payment may also be made, in the discretion of the Committee, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise determined by the Committee, the provisions of this Section 6.05 shall not be applicable to any Options and Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock. Notwithstanding the above, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to each Award that is subject to Section 409A of the Code, if a Change in Control would have occurred under the Plan pursuant to the definition in Section 2.8 except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each such Award shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED UNITS

7.01  Restricted Share and Restricted Unit Awards.  The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Unit Awards representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan; provided, however, that with respect to Restricted Units that are subject to Section 409A of the Code, the provisions of such Restricted Units shall comply with the requirements set forth in Section 409A of the Code. With respect to Restricted Share, Restricted Unit Awards, Performance Awards (as set forth in Section 8.01), and Other Stock-Based Awards (as set forth in Section 9.02) intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code, the aggregate number of Restricted Shares, Restricted Unit Awards and Performance Awards, and Other Stock-Based Awards granted to a single Participant for any performance period shall not exceed 250,000 Shares, subject to adjustment as prescribed in Section 11.08.

(a) Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(b) Stockholder Rights.  Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(d) Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.02  Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares.  Subject to Sections 7.02(b) and 7.04, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate; provided, however, that any performance conditions applicable to Awards that are intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code shall not be waived and provided further that any conditions waived in respect of Restricted Units Awards shall be done in a manner intended to comply with Section 409A of the Code.

7.03  Restricted Stock Units.  Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate provided that such waiver is done in a manner intended to comply with Section 409A of the Code.

7.04  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates. Unless otherwise determined by the Committee, the provisions of this Section 7.04 shall not be applicable to any Restricted Shares and Restricted Units granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock. Notwithstanding the above, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to each Award that is subject to Section 409A of the Code, if a Change in Control would have occurred under the Plan pursuant to the definition in Section 2.8 except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each such Award shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.

ARTICLE VIII

PERFORMANCE AWARDS

8.01  Performance Awards.

(a) Award Periods and Determinations of Awards.  The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards and Restricted Units made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets.  The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

(c) Earning Performance Awards.  The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

(d) Payment of Earned Performance Awards.  Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable, provided that the terms and conditions with respect to the payment of Performance Awards shall comply with the requirements set forth in Section 409A of the Code.

8.02  Terms of Performance Awards.

(a) Termination of Employment.  Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

(b) Retirement.  If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d), provided, however, that any Performance Award intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code shall not be paid unless the performance goals are satisfied and provided further that any payment of Performance Awards shall be done in a manner intended to comply with Section 409A of the Code.

(c) Death or Permanent Disability.  If a Participant’s Termination of Employment is due to death or to Permanent Disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an

Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

(d) Pro-Rata Payment.  The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Permanent Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. To the extent permitted by Section 409A of the Code, any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

(e) Other Events.  Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate; provided, however, that any Performance Award intended to qualify for the “performance-based” compensation exception contained in Section 162(m) of the Code shall not be paid unless the performance goals are satisfied and provided further that any payment of Performance Awards shall be done in a manner intended to comply with Section 409A of the Code.

8.03  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable (at the maximum level) to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 8.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock. Notwithstanding the above, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to each Award that is subject to Section 409A of the Code, if a Change in Control would have occurred under the Plan pursuant to the definition in Section 2.8 except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each such Award shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01  Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02  Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Non-Transferability.  Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) Interest and Dividends.  If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c) Termination of Service.  The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, Permanent Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

(d) Performance-Based Awards.  With respect to Awards under this Article IX intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.

9.03  Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all other stock-based Awards under this Article IX shall immediately become fully vested and payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 9.03 shall not be applicable to any Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock. Notwithstanding the above, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to each Award that is subject to Section 409A of the Code, if a Change in Control would have occurred under the Plan pursuant to the definition in Section 2.8 except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each such Award shall become vested and non-forfeitable; provided, however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01  Eligibility.  This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m). Eligibility. This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for covered employees (as defined in Section 162(m)) qualify for deductibility under the “performance-based” compensation exception contained Section 162(m). The maximum value of such short-term cash incentive for any covered employee shall not exceed $5 million for any fiscal year.

10.02  Awards.

(a) Performance Targets.  For each fiscal year of the Company with respect to which the Committee determines this Article X to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year and shall in no event be payable after March 15th of the year following the year in which the award is no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(d) Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e) Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

10.03  Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

11.01  Plan Provisions Control Award Terms; Successors.  The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.02  Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03  Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, (b) shall be approved by the Committee, and (c) shall be done in a manner that does not result in the acceleration of income or the imposition of an additional tax under Section 409A of the Code.

11.04  Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05  Withholding Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. With the approval of the Committee, the Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due (the amount of withholding that may be satisfied in this manner may be limited by the Committee, in its discretion, in order to avoid adverse financial accounting consequences to the Company), (ii) by direct payment to the Company in cash of the minimum amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

11.06  Surrender of Awards.  Any award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

11.07  Cancellation of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11.07, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (iv) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, this Section 11.07 shall be of no force and effect on or following the occurrence of a Change in Control.

11.08  Adjustments to Reflect Capital Changes.

(a) Recapitalization.  The number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan, the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year and the Performance Goals and Award Periods applicable to outstanding Awards shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Certain Mergers.  In the event the Company is a party to a Merger, each outstanding Award shall be subject to the applicable agreement governing such Merger. Such agreement, without Participant’s consent, may provide for, among other things:

(i) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation);

(ii) the full vesting of such Award immediately prior to the consummation of such transaction and the cancellation of any such Award that is not exercised before the actual consummation of such transaction;

(iii) the assumption of the Plan and such outstanding Awards by the surviving corporation or its Parent;

(iv) the substitution by the surviving corporation or its parent of stock-based awards with substantially the same terms and conditions for such outstanding Awards; or

(v) the cancellation of all vested and non-vested outstanding Awards in exchange for a payment in cash and/or other property in an amount equal to the value imputed to such Award, as determined by the Committee in its sole discretion, in connection with the Merger transaction (which, in the case of Options, shall be the amount of the Option “spread”).

(c) Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

11.09  Legal Compliance.  Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

11.10  No Right to Employment.  No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.11  Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.12  Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof, and construed in accordance therewith.

11.13  No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.14  Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

11.15  Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16  Amendment and Termination.

(a) Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that no such alteration or amendment of the Plan shall, without approval by the stockholders of the Company (i) increase the total number of shares of Common Stock which may be issued or delivered under the Plan, (ii) increase the total number of shares which may be covered by Awards to any one Participant or (iii) amend Section 6.01(b).

(b) Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

11.17  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 11.17 by the Board shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

11.18  Code Section 409A Compliance.  Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

MYLAN INC.
Annual Meeting of Shareholders
Friday, April 25, 2008
ADMISSION TICKET
* REQUIRED FOR MEETING ATTENDANCE * PERMITS ONE TO ATTEND *
YOUR VOTE IS IMPORTANT!

0	■
PROXY – MYLAN INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, APRIL 25, 2008
This Proxy is Solicited on Behalf of the Board of Directors of Mylan Inc.
     The undersigned hereby appoints MILAN PUSKAR and ROBERT J. COURY, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MYLAN INC. (“Mylan”) which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of Mylan to be held Friday, April 25, 2008, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF
MYLAN INC.
April 25, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■	21030300000000000000 4	042508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 BELOW AND FOR ITEMS 2 AND 3 BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Elect the following ten directors, each for a term of one year:
NOMINEES:
☐	FOR ALL NOMINEES	¡	Milan Puskar
		¡	Robert J. Coury
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Wendy Cameron
		¡	Neil Dimick, C.P.A.
		¡	Douglas J. Leech, C.P.A.
☐	FOR ALL EXCEPT (See instructions below)	¡	Joseph C. Maroon, M.D.
		¡	N. Prasad
		¡	Rodney L. Piatt, C.P.A.
		¡	C.B. Todd
		¡	Randall L. (Pete) Vanderveen, Ph.D., B.C.P.P., R.Ph

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”, and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right, and indicate your new address in the address space above. Please note that changes to the ☐ registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	Approve an amendment to the 2003 Long-Term Incentive Plan:	☐	☐	☐

3.	Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm:	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted FOR ALL NOMINEES in Item 1 and FOR Items 2 and 3 if no choice is specified. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any and all adjournments or postponements thereof.
Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Inc.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■